                                                Filed Pursuant to Rule 424(b)(2)
                                  Registration Nos. 333-132370 and 333-132370-01


THE INFORMATION IN THIS PROSPECTUS AND PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS AND PRICING SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED OCTOBER 25, 2006

                                                   TRUST CERTIFICATES PROSPECTUS
        MEDIUM-TERM NOTES, SERIES D, PRICING SUPPLEMENT NO. 2006-MTNDD049, DATED
                                                                          , 2006
 INDEX WARRANTS, SERIES W-A, PRICING SUPPLEMENT NO. 2006-WADD049, DATED        ,
                                                                            2006

                        SAFETY FIRST TRUST SERIES 2006-1
                     PRINCIPAL-PROTECTED TRUST CERTIFICATES
                 LINKED TO THE DOW JONES INDUSTRIAL AVERAGE(SM)
                      AND THE NIKKEI 225 STOCK AVERAGE(SM)
                              DUE ON
                             $10.00 PER CERTIFICATE
             ANY PAYMENTS DUE FROM SAFETY FIRST TRUST SERIES 2006-1
                      GUARANTEED BY CITIGROUP FUNDING INC.

                  ANY PAYMENTS DUE FROM CITIGROUP FUNDING INC.
                          GUARANTEED BY CITIGROUP INC.

- We will not make any payments on the certificates prior to maturity.

- The certificates will mature on approximately          , 2010. You will
  receive at maturity for each certificate you hold an amount in cash equal to $10 plus a supplemental distribution amount, which may be positive or zero.

- The supplemental distribution amount will be based on the percentage change of the value of an underlying basket comprised of the Dow Jones Industrial Average and the Nikkei 225 Stock Average, each initially equally weighted, during the term of the certificates. The supplemental distribution amount for each certificate will equal the product of (a) $10 and (b) the percentage change in the value of the underlying basket, provided that the supplemental distribution amount will not be less than zero.

- The certificates are preferred securities of Safety First Trust Series 2006-1. The assets of the trust will consist of Citigroup Funding's equity index participation securities and equity index warrants.

  - The equity index participation securities will mature on approximately
             , 2010. At maturity, each security will pay an amount equal to $10 plus a security return amount, which could be positive, zero or negative. The security return amount for each security will equal the product of (a) $10 and (b) the percentage change in the value of the underlying basket.

  - The equity index warrants will be automatically exercised on approximately
             , 2010. If the value of the underlying basket increases or does not change, the warrants will pay zero. If the value of the underlying basket decreases, the warrants will pay a positive amount equal to the product of
    (a) $10 and (b) the percentage decrease in the value of the underlying basket.

- Exchange Right: You will have the right to exchange, at any time beginning on the date on which the certificates are issued and ending on the date that is one business day prior to the valuation date, each $10 principal amount of certificates you then hold for one equity index participation security with a $10 face amount and one equity index warrant with a $10 notional amount. The securities and warrants will be separately transferable by you after you exercise your exchange right. In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements. If you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

- We will apply to list the certificates on the American Stock Exchange under the symbol "AGB." We will not apply to list the securities and the warrants on any exchange.

     INVESTING IN THE CERTIFICATES, SECURITIES OR WARRANTS INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 11.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the certificates, the securities or the warrants or determined that this prospectus and pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                                                                  PER
                                                              CERTIFICATE      TOTAL
                                                              -----------    ----------
Public Offering Price.......................................     $10.00*     $
Underwriting Discount (to be paid by Citigroup Funding
  Inc.).....................................................     $           $
Proceeds to Safety First Trust Series 2006-1................     $           $

---------------

* $         represents the purchase price of the equity index participation
  securities and $         represents the purchase price of the equity index
  warrants.

     Citigroup Global Market Inc. expects to deliver the certificates to
purchasers on or about           , 2006.

--------------------------------------------------------------------------------------------------------
  Investment Products         Not FDIC Insured            May Lose Value           No Bank Guarantee
--------------------------------------------------------------------------------------------------------

                                   CITIGROUP
          , 2006

                           SUMMARY INFORMATION -- Q&A

     This prospectus and pricing supplement, which we refer to as the offering document, constitutes a prospectus relating to the Principal-Protected Trust Certificates of Safety First Trust Series 2006-1, a medium-term note pricing supplement relating to the equity index participation securities of Citigroup Funding Inc. and an index warrant pricing supplement relating to the equity index warrants of Citigroup Funding Inc. Citigroup Funding Inc. and Citigroup Inc. have previously filed a registration statement (File Nos. 333-132370 & 333-132370-01) and prospectus supplements relating to the equity index participation securities and the equity index warrants.

                                THE CERTIFICATES

WHAT IS SAFETY FIRST TRUST SERIES 2006-1?

     Safety First Trust Series 2006-1 is a Delaware statutory trust. Citigroup Funding will own all of the common securities of the trust.

     The trust will not engage in any activities except:

     - issuing the certificates and the common securities, which we refer to as, collectively, the trust securities,

     - investing approximately   % to   % of the proceeds of the offering in
       equity index participation securities linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average issued by Citigroup Funding, which we refer to as the securities,

     - investing approximately   % to   % of the proceeds of the offering in
       equity index warrants linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average issued by Citigroup Funding, which we refer to as the warrants, and

     - activities incidental to the above.

     The trust will not issue any securities except the trust securities, which
are limited to         certificates and 100 common securities, each in
denominations of $10.

     The trust will be managed by trustees elected by Citigroup Funding, as the holder of the common securities. The holders of the certificates have no right to elect or remove trustees. Citigroup Funding will pay all costs, expenses, debts and liabilities of the trust, including fees and expenses related to the offering of the certificates, but not including payments under the certificates.

     The address and telephone number of the trust are:

        Safety First Trust Series 2006-1
        c/o Citigroup Funding Inc.
        399 Park Avenue
        New York, NY 10043
        (212) 559-1000

WHAT ARE THE CERTIFICATES?

     The certificates are preferred undivided interests in the trust. The
certificates mature on approximately           , 2010, but will be subject to
acceleration to an earlier maturity date upon the occurrence of one of the acceleration events described below. If an acceleration event occurs or Citigroup Funding or Citigroup defaults on its guarantee, holders of the certificates will have a preference over holders of the common securities for payments.

     The return on the certificates, if any, and the maturity payment are linked to the value of the underlying basket, which consists of two equity indices: the Dow Jones Industrial Average and the Nikkei 225 Stock Average. The certificates pay an amount at maturity that will depend on the amount by which (i) the ending value, the closing value of the underlying basket on the third index business day before maturity, exceeds (ii) the starting value, set to 100 on the date on which the certificates are priced for initial sale to the public (which we refer to as the pricing date), expressed as a percentage. If the ending value is less than or equal to the starting value, the payment you receive at maturity for each certificate you hold will equal $10, the amount of your original investment in the certificate. If the ending value is greater than the starting value, the payment you receive at maturity will be greater than the amount of your original investment in the certificates.

     You will have the right to exchange, at any time beginning on the date on which the certificates are issued and ending on the date that is one business day prior to the valuation date, each certificate for a pro rata portion of the assets of the trust, which consist of the securities and the warrants. In order to exercise your exchange right, you will need to follow the procedures described in "Description of the Certificates -- Exchange Right" in this offering document. In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements. If you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

WILL I RECEIVE ANY PERIODIC PAYMENTS ON THE CERTIFICATES?

     You will not receive any periodic payments of interest on the certificates or any other payments on the certificates until maturity. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the underlying basket.

WHAT WILL I RECEIVE AT MATURITY OF THE CERTIFICATES?

     The certificates will mature on approximately           , 2010. At
maturity, you will receive for each certificate you hold an amount in cash equal to the sum of $10 and a supplemental distribution amount, which may be positive or zero. The amount payable to you at maturity is dependent upon the closing value of the underlying basket on the valuation date, provided, however, that the payment you receive at maturity will not be less than the amount of your original investment in the certificates. The trust will make the maturity payment with respect to each certificate out of the payments it receives from Citigroup Funding on the securities and the warrants. The ability of the trust to make the maturity payment is entirely dependent on the receipt by the trust of payments under the securities and the warrants. You should refer to the section "Description of the Certificates -- Payment at Maturity" in this offering document.

HOW WILL THE SUPPLEMENTAL DISTRIBUTION AMOUNT BE CALCULATED?

     The supplemental distribution amount will be based on the amount by which the ending value exceeds the starting value, expressed as a percentage. The supplemental distribution amount will equal the product of (a) $10 and (b) the basket return (defined below). The supplemental distribution amount will not be less than zero.

     The amount payable to you at maturity is dependent upon the performance of the underlying basket during the period after the pricing date up to and including the valuation date. If the value of the underlying basket does not increase during this period, the supplemental distribution amount will be zero and the payment at maturity will equal your original investment in the certificates. If the value of the underlying basket increases during this period, the supplemental distribution amount will be positive and the payment at maturity will be greater than your original investment in the certificates.

     For more specific information about the "supplemental distribution amount" and the "basket return," and for information on the effect of a market disruption event on the determination of the supplemental distribution amount and the basket return, please see "-- How Is the Basket Return Defined?" in this section and "Description of the Certificates -- Supplemental Distribution Amount" in this offering document.

HOW IS THE BASKET RETURN DEFINED?

     The basket return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Ending Value - Starting Value
                         -----------------------------
                                 Starting Value

     The starting value of the underlying basket will be set to 100 on the pricing date.

     The ending value will be the closing value of the underlying basket on the valuation date.

     The pricing date means the date on which the certificates are priced for initial sale to the public.

     The valuation date will be the third index business day before the maturity date.

ARE PAYMENTS ON THE CERTIFICATES GUARANTEED?

     The ability of the trust to make the maturity payment on the certificates is entirely dependent on the receipt by the trust of payments under the securities and the warrants, the sole assets of the trust. Citigroup Funding has fully and unconditionally guaranteed the trust's payment obligations under the certificates so that, if for any reason the trust does not make payments to you on the certificates, then Citigroup Funding will make the payments directly to you to the extent that the trust has funds legally available. In addition, Citigroup has fully and unconditionally guaranteed all payments by Citigroup Funding to the same extent and in the same manner as Citigroup Funding has guaranteed the trust's obligations under the certificates. We refer to Citigroup Funding's and Citigroup's guarantees under the certificates as the certificate guarantee. You should refer to the section "Description of the Certificate Guarantee" in this offering document for more information about the Certificate Guarantee. Citigroup has also fully and unconditionally guaranteed Citigroup Funding's payment obligations under each of the securities and the warrants.

WHERE CAN I FIND EXAMPLES OF HYPOTHETICAL MATURITY PAYMENTS?

     For a table setting forth hypothetical maturity payments, see "Description of the Certificates -- Maturity Payment -- Hypothetical Examples" in this offering document.

WHAT WILL I RECEIVE IF I EXERCISE MY EXCHANGE RIGHT?

     If you exercise your exchange right, you will receive a pro rata portion of the assets of the trust, which consist of the securities and the warrants. As a result, you will receive for each $10 principal amount of certificates you then hold one security with a $10 face amount and one warrant with a $10 notional amount. If you hold the securities and warrants together until maturity, you will receive the same maturity payment you would have received under the certificates. However, if you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity. In this case, the payment you receive at maturity may be different from the maturity payment on the certificates and could be substantially less than the amount of your original investment in the certificates. In order to exercise your exchange right, you will need to follow the procedures described in "Description of the Certificates -- Exchange Right" in this offering document.

WHAT HAPPENS IF I EXERCISE MY EXCHANGE RIGHT?

     If you exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity and your investment will be subject to additional risks. For more information on these additional risks, you should refer to "Risk Factors -- Risks Relating to the Securities" and "-- Risks Relating to the Warrants." In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

     If you do not exercise your exchange right, any gain that you recognize at maturity or on other disposition of the certificates will be short-term capital gain. You cannot recognize long-term capital gain from your investment in the certificate unless you exercise your exchange right, then dispose of either the securities or the warrants, and then hold the remaining instrument for more than one year after that disposition. For example, if the value of the underlying basket increases, you will recognize long-term capital gain only if you exercise your exchange right, dispose of the warrants, and hold the securities for more than one year after disposing of the warrants. As discussed above, however, if you choose to exercise your exchange right and hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity.

WHAT HAPPENS IF AN ACCELERATION EVENT OCCURS

     If one of the acceleration events described below occurs, the trust will be liquidated. You will receive for each certificate the accelerated maturity payment. The accelerated maturity payment per certificate will be calculated in the same manner as the maturity payment and as though the date on which the acceleration event occurred were the maturity date.

     You will receive payment before holders of the common securities if an acceleration event occurs or Citigroup Funding or Citigroup defaults on any of its obligations under its guarantee.

     Any of the following will constitute an acceleration event:

     - the occurrence of certain adverse tax consequences to the trust,

     - the classification of the trust as an "investment company" under the Investment Company Act, or

     - the initiation of bankruptcy proceedings regarding Citigroup Funding or Citigroup.

WHAT ARE MY VOTING RIGHTS?

     You will have limited voting rights with respect to the trust and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Citigroup Funding, as the holder of the common securities. You will, however, have the right to direct U.S. Bank National Association, as institutional trustee of the trust and as holder of the securities and the warrants, to exercise its rights as trustee, including exercising its rights in respect of the securities and the warrants.

     You will have no voting rights and no ownership interest in any stocks included in the indices comprising the underlying basket.

WHO DETERMINES THE VALUE OF THE UNDERLYING BASKET AND WHAT DOES IT MEASURE?

     Citigroup Global Markets Inc., as calculation agent, will determine the value of the underlying basket as described in the section "Description of the Underlying Basket" in this offering document. The underlying basket will represent the values of two equity indices: the Dow Jones Industrial Average and the Nikkei 225 Stock Average. The starting value of the underlying basket will be set to 100 on the pricing date and the initial relative weightings will be 50% for each of the two indices comprising the underlying basket. The closing value of the underlying basket on any index business day will equal the sum of the products of (i) the closing value on that day of each index comprising the basket and (ii) a fixed factor (the "multiplier") applicable to each index. The multiplier for each index will be determined on the pricing date and will equal 50 divided by the closing value of the applicable index on the pricing date.

     Please note that an investment in the certificates does not entitle you to any dividends, voting rights or any other ownership or other interest in respect of the stocks included in the indices comprising the underlying basket.

WHO PUBLISHES THE DOW JONES INDUSTRIAL AVERAGE AND WHAT DOES IT MEASURE?

     The Dow Jones Industrial Average is published by Dow Jones & Company, Inc. ("Dow Jones"). The Dow Jones Industrial Average is a price-weighted index, which means an underlying stock's weight in the Dow Jones Industrial Average is based on its price per share rather than the total market capitalization of the issuer. The Dow Jones Industrial Average is designed to provide an indication of the composite price performance of 30 common stocks of corporations representing a broad cross-section of U.S. industry. The underlying stocks of the Dow Jones Industrial Average are selected by the editors of The Wall Street Journal. The corporations represented in the Dow Jones Industrial Average tend to be market leaders in their respective industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the Dow Jones Industrial Average are made entirely by the editors of The Wall Street Journal without consultation with the corporations represented in the Dow Jones Industrial Average, any stock exchange, any official agency, the trust or Citigroup Funding. Although changes to the common stocks included in the Dow Jones Industrial Average tend to be made infrequently, the underlying stocks of the Dow Jones Industrial Average may be changed at any time for any reason. The corporations currently represented in the Dow Jones Industrial Average are incorporated in the United States and its territories and their stocks are traded on the New York Stock Exchange.

     The value of the Dow Jones Industrial Average is the sum of the primary exchange prices of each of the 30 common stocks included in the Dow Jones Industrial Average, divided by a divisor that is designed to provide a meaningful continuity in the value of the Dow Jones Industrial Average. Because the Dow Jones Industrial Average is price-weighted, stock splits or changes in the underlying stocks could result in distortions in the Dow Jones Industrial Average value. In order to prevent such distortions related to extrinsic factors, the divisor may be changed in accordance with a mathematical formula that reflects adjusted proportions within the Dow Jones Industrial Average. The current divisor of the Dow Jones Industrial Average is published daily in The Wall Street Journal and other publications. In addition, other statistics based on the Dow Jones Industrial Average may be found in a variety of publicly available sources.

     Please note that an investment in the certificates, securities and warrants does not entitle you to any dividends, voting rights or any other ownership or other interest in the stocks of the companies included in the Dow Jones Industrial Average.

HOW HAS THE DOW JONES INDUSTRIAL AVERAGE PERFORMED HISTORICALLY?

     We have provided a table showing the closing values of the Dow Jones Industrial Average on the last index business day of each month from January 1996 to September 2006 and a graph showing the closing values of the Dow Jones Industrial Average on each index business day from January 1, 1996 through October 16, 2006. You can find the table and the graph in the section "Description of the Dow Jones Industrial Average -- Historical Data on the Dow Jones Industrial Average" in this offering document. We have provided this historical information to help you evaluate the behavior of the Dow Jones Industrial Average in recent years. However, past performance is not indicative of how the Dow Jones Industrial Average will perform in the future.

WHO PUBLISHES THE NIKKEI 225 STOCK AVERAGE AND WHAT DOES IT MEASURE?

     Unless otherwise stated, all information on the Nikkei 225 Stock Average provided in this offering document is derived from Nihon Keizai Shimbun, Inc. ("NKS") or other publicly available sources. The Nikkei 225 Stock Average is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Stock Average is currently based on 225 highly capitalized underlying stocks trading on the Tokyo Stock Exchange ("TSE") representing a broad cross-section of Japanese industries. All 225 underlying stocks are listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE. For further information on the Nikkei 225 Stock Average, including its makeup, method of calculation and changes in it components, see "Description of the Nikkei 225 Stock Average" in this offering document.

     Please note that an investment in the certificates, securities and warrants does not entitle you to any dividends, voting rights or any other ownership or other interest in the stocks of the companies included in the Nikkei 225 Stock Average.

HOW HAS THE NIKKEI 225 STOCK AVERAGE PERFORMED HISTORICALLY?

     We have provided a table showing the closing values of the Nikkei 225 Stock Average on the last index business day of each month from January 1996 to September 2006 and a graph showing the closing values of the Nikkei 225 Stock Average on each index business day from January 1, 1996 through October 16, 2006. You can find the table and the graph in the section "Description of the Nikkei 225 Stock Average -- Historical Data on the Nikkei 225 Stock Average" in this offering document. We have provided this historical information to help you evaluate the behavior of the Nikkei 225 Stock Average in recent years. However, past performance is not indicative of how the Nikkei 225 Stock Average will perform in the future.

WHAT ARE THE TAX CONSEQUENCES OF INVESTING IN THE CERTIFICATES?

     For U.S. federal income tax purposes, the trust will be treated as a grantor trust. Accordingly, you will be treated as owning a pro rata portion of the assets of the trust and receiving income received by the trust in the manner set forth below.

     For U.S. federal income tax purposes, you and the trust agree to treat (i) the security and the warrant as two separate financial instruments; (ii) each security as a cash-settled variable prepaid forward contract with respect to the underlying basket under which at the time of issuance of the certificates, you pay Citigroup Funding, with respect to the security, the issue price in consideration for Citigroup Funding's obligation to deliver to you at maturity of the security a cash amount equal to $10 plus a security return amount (which may be positive, zero, or negative) based upon the performance of the underlying basket, in full satisfaction of its obligation under such forward contract; and
(iii) each warrant as a cash-settled put option with respect to the underlying basket under which at the time of issuance of the certificates, with respect to the warrant, you pay Citigroup Funding the option premium in consideration for the right to sell to Citigroup Funding at expiration of the warrant, for a cash amount equal to $10, a notional position in the underlying basket with an initial value of $10.

     Under this characterization, if you are a U.S. taxable investor, your tax treatment may differ significantly depending on whether you hold the certificates or a security and a warrant separately. If you hold the certificates and the "mixed straddle" election applies, you generally will recognize short-term capital gain (if any) on maturity or disposition of the certificates equal to the difference between the amount realized and your adjusted tax basis in the certificates. If you exchange your certificates for securities and warrants and dispose of one but not the other, you will have long-term capital gain or loss at maturity or on disposition of the securities or the warrants if you have held only the securities or only the warrants, as the case may be, for more than one year after the disposition of the other instrument. You should be aware, however, that if you hold only the securities or only the warrants, you will lose the benefit of principal protection at maturity. Under the straddle rules, if the "identified straddle" election applies, losses realized on the disposition of the securities or the warrants, as the case may be, may be required to be capitalized into the basis of any warrants or securities, as applicable, that you retain.

     No statutory, judicial or administrative authority addresses the characterization of the certificates or instruments similar to the certificates for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the certificates are not certain. Due to the absence of authority as to the proper characterization of the certificates, no assurance can be given that the Internal Revenue Service will accept, or that a court will uphold, the characterization and tax treatment described above. Alternative treatment of the certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income. You should refer to the section "Certain United States Federal Income Tax Considerations" in this offering document for more information.

WILL THE CERTIFICATES BE LISTED ON A STOCK EXCHANGE?

     We will apply to list the certificates on the American Stock Exchange under the symbol "AGB." You should be aware that the listing of the certificates on the American Stock Exchange does not guarantee that a liquid trading market will be available for the certificates.

CAN YOU TELL ME MORE ABOUT CITIGROUP AND CITIGROUP FUNDING?

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. Citigroup Funding is a wholly-owned subsidiary of Citigroup whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes.

WHAT IS THE ROLE OF CITIGROUP FUNDING'S AND CITIGROUP'S AFFILIATE, CITIGROUP GLOBAL MARKETS INC.?

     Citigroup Funding's and Citigroup's affiliate, Citigroup Global Markets Inc., is the underwriter for the offering and sale of the certificates and is expected to receive compensation for activities and services provided in connection with the offering. After the initial offering, Citigroup Global Markets and/or other broker-dealer affiliates of Citigroup Funding intend to buy and sell certificates to create a secondary market for holders of the certificates, and may engage in other activities described below in the section "Underwriting." However, neither Citigroup Global Markets nor any of these affiliates will be obligated to engage in any market-making activities, or continue them once it has started. Citigroup Global Markets will also act as calculation agent for the certificates. Potential conflicts of interest may exist between Citigroup Global Markets and you as a holder of the certificates.

CAN YOU TELL ME MORE ABOUT THE EFFECT OF CITIGROUP FUNDING'S HEDGING ACTIVITY?

     Citigroup Funding expects to hedge its obligations under the securities and warrants held by the trust through it or one or more of its affiliates. This hedging activity will likely involve trading in one or more of the stocks included in the indices comprising the underlying basket or in other instruments, such as options, swaps or futures, based upon the underlying basket, the indices comprising the underlying basket or the stocks included in the indices. This hedging activity could affect the value of the underlying basket, the securities and the warrants and therefore the market value of the certificates. The costs of maintaining or adjusting this hedging activity could also affect the price at which Citigroup Funding's affiliate Citigroup Global Markets may be willing to purchase your certificates in the secondary market. Moreover, this hedging activity may result in Citigroup Funding or its affiliates receiving a profit, even if the market value of the certificates declines. You should refer to "Risk Factors -- Risks Generally Relating to the Certificates, Securities and Warrants -- Citigroup Funding's Hedging Activity Could Result in a Conflict of Interest," " -- The Price at Which You Will Be Able to Sell Your Certificates Prior to Maturity Will Depend on a Number of Factors and May Be Substantially Less Than the Amount You Originally Invest" and "Use of Proceeds and Hedging" in this offering document.

DOES ERISA IMPOSE ANY LIMITATIONS ON PURCHASES OF THE CERTIFICATES?

     Employee benefit plans and other entities the assets of which are subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or substantially similar federal, state or local laws, including individual retirement accounts, (which we call "Plans") will be permitted to purchase and hold the certificates, provided that each such Plan shall by its purchase be deemed to represent and warrant either that (A) (i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan's assets used to purchase the certificates or renders investment advice with respect to those assets and (ii) the Plan is paying no more than adequate consideration for the certificates or (B) its acquisition and holding of the certificates is not prohibited by any such provisions or laws or is exempt from any such prohibition. However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the certificates if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the certificates by the account, plan or annuity. Please refer to the section "ERISA Matters" in this offering document for further information.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, the certificates are subject to a number of risks. Please refer to the section "Risk Factors" in this offering document.

                        THE SECURITIES AND THE WARRANTS

     The sole assets of the trust are expected to be equity index participation securities and equity index warrants, both linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average. The trust will purchase all of the securities and the warrants from Citigroup Funding on the date the certificates are issued. Payments under the securities and the warrants will fund the payments under the certificates at maturity. Any payments due on each of the securities and the warrants are fully and unconditionally guaranteed by Citigroup, which guarantees will rank equally with all other unsecured and unsubordinated debt of Citigroup.

WHAT ARE THE EQUITY INDEX PARTICIPATION SECURITIES?

     The equity index participation securities linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average, or the securities, are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the securities are fully and unconditionally guaranteed by Citigroup. The securities will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding and, as a result of the guarantee, any payments due under the securities will rank equally with all other unsecured and unsubordinated debt of Citigroup. The securities mature on approximately
          , 2010, the date on which the certificates would have matured had you not exercised your exchange right, which we refer to as the maturity of the certificates. The securities will be issued under an indenture among Citigroup Funding, Citigroup and The Bank of New York, as successor trustee.

     Each security will have a face amount of $10 and initially will be issued
by Citigroup Funding at a price of $     . At maturity, each security will pay a
security payment equal to the sum of $10 and a security return amount. The security return amount will equal the product of (a) $10 and (b) the basket return, and could be positive, zero or negative. As a result, if you choose to exercise your exchange right, dispose of the warrants and hold only the securities, you will lose the benefit of principal protection at maturity.

     The security return amount will be used only for the purpose of determining the security payment and is different from the supplemental distribution amount used in determining the maturity payment on the certificates.

     For more specific information about the "security return amount" and the "basket return," and for information on the effect of a market disruption event on the determination of the security return amount and the basket return, please see "Description of the Equity Index Participation Securities -- Security Return Amount" and the definitions of basket return and market disruption event in "Description of the Certificates -- Supplemental Distribution Amount" in this offering document.

WHAT ARE THE EQUITY INDEX WARRANTS?

     The equity index warrants linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average or the warrants, are a series of index warrants issued by Citigroup Funding. Any payments due on the warrants are fully and unconditionally guaranteed by Citigroup. The warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding and, as a result of the guarantee, any payments due under the warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup. The warrants will be issued under a warrant agreement among Citigroup Funding, Citigroup and U.S. Bank National Association, as warrant agent.

     Each warrant will have a notional amount of $10 and will be initially
issued by Citigroup Funding at a price of $     . The warrants will be
automatically exercised on approximately           , 2010, the maturity of the
certificates, and are not exercisable prior to that time. Upon exercise, each warrant will pay a warrant payment equal to the product of (a) $10 and (b) the warrant basket return, provided that the warrant payment will not be less than zero. As a result, if you choose to exercise your exchange right, dispose of the securities and hold only the warrants, you will lose the benefit of principal protection at maturity.

     The warrant basket return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Starting Value - Ending Value
                         -----------------------------
                                 Starting Value

The warrant basket return will be used only for the purpose of determining the warrant payment and is different from the basket return used in determining the maturity payment on the certificates and the security payment.

     For more specific information about the "starting value" and the "ending value," and for information about the effect of a market disruption event on the determination of the basket return, please see "Description of the Equity Index Warrants -- Payment Upon Exercise of the Warrants" and the definition of market disruption event in "Description of the Certificates -- Supplemental Distribution Amount" in this offering document.

WILL THE SECURITIES OR THE WARRANTS BE LISTED ON A STOCK EXCHANGE?

     Neither the securities nor the warrants will be listed on any exchange. There is currently no secondary market for the securities or the warrants. Citigroup Global Markets currently intends, but is not obligated, to make a market in the securities or the warrants. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the securities or the warrants.

IF I EXERCISE MY EXCHANGE RIGHTS, WILL I RECEIVE ANY PERIODIC PAYMENTS ON THE SECURITIES OR THE WARRANTS?

     You will not receive any periodic payments of interest or any other payments on the securities or the warrants until maturity. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the underlying basket.

                                  RISK FACTORS

     Because the terms of the certificates, the securities and the warrants differ from those of conventional debt securities in that the payment at maturity of the certificates and the securities, and upon exercise of the warrants, will be based on the closing value of the underlying basket on the third index business day before the maturity date, an investment in the certificates, the securities and the warrants entails significant risks not associated with similar investments in conventional debt securities, including, among other things, fluctuations in the value of the underlying basket and other events that are difficult to predict and beyond our control.

RISKS RELATING TO THE CERTIFICATES

     If you choose to exercise your exchange right and hold only the securities or only the warrants until maturity, you will be subject to separate risks applicable to the securities or the warrants, as the case may be. You should refer to "-- Risks Relating to the Securities" and "-- Risks Relating to the Warrants" for a discussion of risks applicable to each of the securities and the warrants. You should also refer to "--Risks Generally Relating to the Certificates, Securities and Warrants" for a discussion of additional risks generally applicable to the certificates, the securities and the warrants.

THE APPRECIATION OF YOUR INVESTMENT IN THE CERTIFICATES MAY BE ZERO

     The amount of the maturity payment will depend on the ending value, which will be the closing value of the underlying basket on the third index business day before the maturity date. If the ending value is equal to or less than the starting value, the payment you receive at maturity will be limited to the amount of your initial investment in the certificates, even if the closing value of the underlying basket is greater than the starting value at one or more times during the term of the certificates or if the closing value of the underlying basket at maturity exceeds the starting value, but the closing value of the underlying basket on the valuation date is equal to or less than the starting value.

THE YIELD ON THE CERTIFICATES MAY BE LOWER THAN THE YIELD ON A STANDARD DEBT SECURITY OF COMPARABLE MATURITY

     The certificates do not pay any interest. As a result, if the basket return
is less than approximately      %, the yield on the certificates will be less
than that which would be payable on a conventional fixed-rate, non-callable debt security of Citigroup Funding of comparable maturity.

YOU WILL NOT RECEIVE ANY PERIODIC PAYMENTS ON THE CERTIFICATES

     You will not receive any periodic payments of interest or any other periodic payments on the certificates. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the underlying basket.

YOUR RETURN ON THE CERTIFICATES WILL NOT REFLECT THE RETURN YOU WOULD REALIZE IF YOU ACTUALLY OWNED THE STOCKS INCLUDED IN THE INDICES COMPRISING THE UNDERLYING BASKET

     Your return on the certificates will not reflect the return you would realize if you actually owned the stocks included in the indices comprising the underlying basket. Values of the indices comprising the basket are calculated by reference to the prices of the stocks underlying these indices without taking into consideration the value of any dividends paid on those stocks. As a result, the return on the certificates may be less than the return you could have realized if the dividends paid on those stocks were included in the calculation of these indices.

YOU WILL HAVE LIMITED VOTING RIGHTS WITH RESPECT TO THE TRUST AND THE TRUSTEES

     You will have limited voting rights with respect to the trust and will not be entitled to vote to appoint, remove or replace, or increase or decrease the number of, the trustees. These voting rights will be held exclusively by Citigroup Funding, as the holder of the common securities of the trust. You should refer to the section "Description of the Certificates -- Voting Rights" in this offering document.

YOU MAY NOT BE ABLE TO SELL YOUR CERTIFICATES IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP

     There is currently no secondary market for the certificates. Citigroup Global Markets currently intends, but is not obligated, to make a market in the certificates. Even if a secondary market does develop, it may not be liquid any may not continue for the term of the certificates. If the secondary market for the certificates is limited, there may be few buyers should you choose to sell your certificates prior to maturity.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CERTIFICATES ARE UNCERTAIN

     No statutory, judicial or administrative authority addresses the characterization of the certificates or instruments similar to the certificates for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the certificates are not certain. No ruling is being requested from the Internal Revenue Service with respect to the certificates and the Internal Revenue Service may not agree with the treatment described under "Certain United States Federal Income Tax Considerations" in this offering document. Alternative treatments of the certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income. The tax rules applicable to the certificates are complex and several aspects of tax treatment of the certificates may be affected by certain tax elections that may apply. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO YOU OF PURCHASING, OWNING AND DISPOSING OF THE CERTIFICATES, SECURITIES AND WARRANTS, INCLUDING THE APPLICATION IN YOUR PARTICULAR CIRCUMSTANCES OF THE TAX CONSIDERATIONS DISCUSSED IN THE SECTION "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" IN THIS OFFERING DOCUMENT, AS WELL AS THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS, THE APPLICABILITY OF AND ADVISABILITY OF MAKING CERTAIN TAX ELECTIONS, AND POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

UNLESS A "MIXED STRADDLE" ELECTION APPLIES, YOU MAY BE REQUIRED TO RECOGNIZE GAIN ON WARRANTS ANNUALLY, EVEN THOUGH YOU WILL NOT RECEIVE ANY CASH DISTRIBUTIONS BEFORE MATURITY

     Under the treatment of the assets of the trust that you and the trust will agree to, if you are a U.S. taxable investor and you hold the securities and the warrants together in the form of the certificates, you may be required to treat the warrants as "section 1256 contracts." In that case, unless a mixed straddle election applies with respect to the warrants, you would generally recognize gain, if any, on the warrants annually as if you sold the warrants at the close of the taxable year at fair market value, even though you will receive no distributions until maturity. Any gain on the warrants generally will be 60% long-term capital gain and 40% short-term capital gain. Making a "mixed straddle" election would permit you to elect out of the annual gain recognition regime that otherwise may apply to the warrants. The trust will make a mixed straddle election on behalf of all holders of the certificates. It is unclear, however, whether the election made by the trust on behalf of a holder will be effective. You are urged to make a separate mixed straddle election by complying with the identification requirements described in the section "Certain United States Federal Income Tax Considerations" and by filing IRS Form 6781 (attached to this offering document as Exhibit B).

THE TRADING PRICE OF THE CERTIFICATES MAY BE LESS THAN YOU WOULD OTHERWISE EXPECT BECAUSE THE MATURITY OF THE CERTIFICATES CAN BE ACCELERATED

     If an acceleration event occurs, the maturity of the certificates will be accelerated and you will receive with respect to each certificate the accelerated maturity payment. Because the amount that would be payable on the accelerated maturity date is uncertain, since it would depend on when an acceleration event occurs, the market value of the certificates may be less than what you would otherwise expect based on the value of the underlying basket and the level of interest rates at a particular time.

THE PAYMENTS YOU RECEIVE ON THE CERTIFICATES LIKELY WILL BE DELAYED OR REDUCED IN THE EVENT OF A BANKRUPTCY OF CITIGROUP FUNDING OR CITIGROUP

     Although the certificates are securities of the trust, the ability of the trust to make payments under the certificates depends upon its receipt from Citigroup Funding of the maturity payments or accelerated maturity payments under the securities and the warrants. The ability of the trust to meet its obligations under the certificates therefore depends on the ability of Citigroup Funding to meet its obligations under the securities and the warrants, which, in turn, depends on the solvency and creditworthiness of Citigroup Funding. Although Citigroup has provided a full and unconditional guarantee of Citigroup Funding's payment obligations under each of the securities and the warrants and, in the event of a bankruptcy of Citigroup Funding, would be required to make any payments due from Citigroup Funding under the securities or the warrants, there can be no assurance of Citigroup's continued solvency. As such, in the event of a bankruptcy of Citigroup Funding or Citigroup, any recovery by the holders of certificates likely will be substantially delayed and may be less than each holder's pro rata portion of the securities and the warrants.

RISKS RELATING TO THE SECURITIES

     If you choose to exercise your exchange right, dispose of the warrants and hold only the securities, your investment in the securities may entail the specific risks discussed below. You should also refer to "-- Risks Generally Relating to the Certificates, Securities and Warrants" for a discussion of additional risks that generally may be applicable to the certificates, securities and warrants. In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS IF THE VALUE OF THE UNDERLYING BASKET DECLINES

     The amount payable at maturity of the securities will depend on the closing value of the underlying basket on the third index business day before maturity of the certificates. As a result, the amount of your security payment may be less than the initial issue price of the securities. If the ending value of the
underlying basket declines by approximately   % (to be determined on the pricing
date) or more from the starting value, the security payment will be less than
$      , the initial issue price of each security, and could be zero, in which case your investment in the securities will result in a loss. This will be true even if the value of the underlying basket at any point during the term of the securities exceeds the starting value of the underlying basket.

THE YIELD ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON A STANDARD DEBT SECURITY OF COMPARABLE MATURITY

     The securities do not pay any interest. As a result, if the basket return
is less than approximately      %, the yield on the securities will be less than
that which would be payable on a conventional fixed-rate, noncallable debt security of Citigroup Funding of comparable maturity.

YOU WILL NOT RECEIVE ANY PERIODIC PAYMENTS ON THE SECURITIES

     You will not receive any periodic payments of interest or any other periodic payments on the securities. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the underlying basket.

YOUR RETURN ON THE SECURITIES WILL NOT REFLECT THE RETURN YOU WOULD REALIZE IF YOU ACTUALLY OWNED THE STOCKS INCLUDED IN THE INDICES COMPRISING THE UNDERLYING BASKET

     Your return on the securities will not reflect the return you would realize if you actually owned the stocks included in the indices comprising the underlying basket. Values of the indices comprising the basket are calculated by reference to the prices of the stocks underlying these indices without taking into consideration the value of any dividends paid on those stocks. As a result, the return on the securities may be less than the return you could have realized if the dividends paid on those stocks were included in the calculation of these indices.

THE SECURITIES WILL NOT BE LISTED ON ANY EXCHANGE; YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP

     The securities will not be listed on any exchange. There is currently no secondary market for the securities. Citigroup Global Markets currently intends, but is not obligated, to make a market in the securities. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the securities. If the secondary market for the securities is limited, there may be few buyers should you choose to sell your securities prior to maturity and this may reduce the price you receive.

RISKS RELATING TO THE WARRANTS

     If you choose to exercise your exchange right, dispose of the securities and hold only the warrants, your investment in the warrants may entail the specific risks discussed below. You should also refer to "-- Risks Generally Relating to the Certificates, Securities and Warrants" for a discussion of additional risks that generally may be applicable to the certificates, securities and warrants. In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

THE WARRANTS WILL EXPIRE WORTHLESS UNLESS THE VALUE OF THE UNDERLYING BASKET DECLINES

     The amount payable upon exercise of the warrants will depend on the closing value of the underlying basket on the third index business day before maturity of the certificates. If the ending value of the underlying basket is greater than or equal to the starting value, the warrant payment will be zero. If the
ending value of the underlying basket does not decrease by approximately   % (to
be determined on the pricing date) or more from the starting value, the warrant
payment will be less than $      , the initial issue price of each warrant, in
which case your investment in the warrants will result in a loss. This will be true even if the value of the underlying basket at any point during the term of
the warrants declines by approximately   % or more from the starting value of
the underlying basket.

THE WARRANTS ARE A RISKY INVESTMENT AND NOT SUITABLE FOR ALL INVESTORS

     If you choose to exercise your exchange right, dispose of the securities and hold only the warrants, the warrants will be a risky investment and not suitable for all investors. Equity index warrants may change substantially in value, or lose all of their value, with relatively small movements in the value of the underlying index. Accordingly, equity index warrants, such as the warrants offered by this offering document, involve a high degree of risk and are not appropriate for every investor. Investors who are considering investing in the warrants, or exchanging their certificates for warrants, must be able to understand and bear the risk of a speculative investment in the warrants, be experienced with respect to options and option transactions and understand the risks of transactions in equity-indexed instruments. Investors should reach an investment decision only after careful consideration, with their advisors, of the suitability of the warrants in light of their particular financial circumstances and the information set forth in this offering document.

YOU MAY NOT EXERCISE THE WARRANTS UNTIL THEY ARE AUTOMATICALLY EXERCISED

     The warrants will be automatically exercised on the maturity of the certificates and are not exercisable prior to that date. Thus, even though the value of the underlying basket declines significantly from the starting value at any point during the term of the warrants, you cannot exercise your warrants at that point. Accordingly, the return on your investment in the warrants will depend solely on the closing value of the underlying basket on the third index business day before maturity of the certificates.

YOU WILL NOT RECEIVE ANY PERIODIC PAYMENTS ON THE WARRANTS

     You will not receive any periodic payments of interest or any other periodic payments on the warrants. In addition, you will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the underlying basket.

THE WARRANTS WILL NOT BE LISTED ON ANY EXCHANGE; YOU MAY NOT BE ABLE TO SELL YOUR WARRANTS IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP

     The warrants will not be listed on any exchange. There is currently no secondary market for the warrants. Citigroup Global Markets currently intends, but is not obligated, to make a market in the warrants. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the warrants. If the secondary market for the warrants is limited, there may be few buyers should you choose to sell your warrants prior to maturity and this may reduce the price you receive.

THE PRICE OF THE WARRANTS MAY EXCEED THAT OF SIMILAR OPTIONS

     The initial issue price of the warrants may be in excess of the price that a commercial user of options on the underlying basket, the indices comprising the underlying basket or the stocks underlying the indices might pay for a comparable option in a private transaction.

RISKS GENERALLY RELATING TO THE CERTIFICATES, SECURITIES AND WARRANTS

THE HISTORICAL PERFORMANCE OF THE INDICES COMPRISING THE UNDERLYING BASKET IS NOT AN INDICATION OF THE FUTURE PERFORMANCE OF THESE INDICES OR THE UNDERLYING BASKET

     The historical performance of each of the indices comprising the underlying basket, which is included in this offering document, should not be taken as an indication of the future performance of these indices or the underlying basket during the term of the certificates, securities and warrants. Changes in the value of any of these indices and thus the underlying basket will affect the trading price of the certificates, securities and warrants, but it is impossible to predict whether the value of these indices will fall or rise.

THE PRICE AT WHICH YOU WILL BE ABLE TO SELL YOUR CERTIFICATES, SECURITIES AND WARRANTS PRIOR TO MATURITY WILL DEPEND ON A NUMBER OF FACTORS AND MAY BE SUBSTANTIALLY LESS THAN THE AMOUNT YOU ORIGINALLY INVEST

     We believe that the value of your certificates, securities and warrants in the secondary market will be affected by the supply of and demand for each of them, the value of the underlying basket and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the certificates, securities and warrants of a change in a specific factor, assuming all other conditions remain constant.

     Value of the Underlying Basket. We expect that the market value of the certificates, securities and warrants will depend substantially on the relationship between the starting value of the underlying basket and the future value of the underlying basket. However, changes in the value of the underlying basket may not always be reflected, in full or in part, in the market value of the certificates, securities and warrants. For example, if you choose to sell your certificates or securities when the value of the underlying basket exceeds its starting value, you may receive substantially less than the amount that would be payable at maturity based on that value because of expectations that the value of the underlying basket will continue to fluctuate between that time and the time when the ending value of the underlying basket is determined. Similarly, if you choose to sell your warrants when the value of the underlying basket is less than its starting value, you may receive substantially less than the amount that would be payable at maturity based on that value because of expectations that the value of the underlying basket will continue to fluctuate between that time and the time when the ending value of the underlying basket is determined.

     In addition, if you choose to sell your certificates or securities when the value of the underlying basket is below its starting value, you may receive less than the amount you originally invested in the certificates or securities. On the other hand, if you choose to sell your warrants when the value of the underlying basket exceeds its starting value, you may receive less than the amount you originally invested in the warrants.

     Trading prices of the stocks included in the indices comprising the underlying basket will be influenced by both the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or of a particular underlying stock. Citigroup Funding's hedging activities in the stocks included in the indices comprising the underlying basket, the issuance of securities similar to the certificates, securities and warrants and other trading activities by Citigroup Funding, its affiliates and other market participants can also affect the price of the stocks included in the indices comprising the underlying basket and the value of the underlying basket.

     Volatility of the Underlying Basket. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the underlying basket changes during the term of the certificates, securities and warrants, the market value of the certificates, securities and warrants may decrease.

     Events Involving the Companies Included in the Indices Comprising the Underlying Basket. General economic conditions and earnings results of the companies whose stocks are included in the indices comprising the underlying basket and real or anticipated changes in those conditions or results may affect the market value of the certificates, securities and warrants. In addition, if the dividend yields on these stocks increase, we expect that the market value of the certificates and securities may decrease because the indices comprising the basket does not incorporate the value of dividend payments. Conversely, if dividend yields on these stocks decrease, we expect that the market value of the certificates and securities may increase. On the other hand, we expect that the market value of the warrants may increase if dividend yields on these stocks increase, and decrease if dividend yields on these stocks decrease.

     Interest Rates. We expect that the market value of the certificates, securities and warrants will be affected by changes in U.S. interest rates. If U.S. interest rates change during the term of the certificates, securities and warrants, the market value of the certificates, securities and warrants may decrease.

     Time Premium or Discount. As a result of a "time premium or discount," the certificates, securities and warrants may trade at a value above or below that which would be expected based on the level of interest rates and the value of the underlying basket the longer the time remaining to maturity. A "time premium or discount" results from expectations concerning the value of the underlying basket during the period prior to the maturity of the certificates, securities and warrants. However, as the time remaining to maturity decreases, this time premium or discount may diminish, increasing or decreasing the market value of the certificates, securities and warrants.

     Hedging Activities. Hedging activities related to the certificates, securities and warrants by one or more of our affiliates will likely involve trading in one or more of the stocks included in the indices comprising the underlying basket or in other instruments, such as options, swaps or futures, based upon the underlying basket, the indices comprising the underlying basket or the stocks included in the indices. This hedging activity could affect the value of the underlying basket and therefore the market value of the certificates, securities and warrants. It is possible that we or our affiliates may profit from our hedging activity, even if the market value of the certificates, securities and warrants declines. Profit or loss from this hedging activity could affect the price at which Citigroup Funding's affiliate Citigroup Global Markets may be willing to purchase your certificates, securities and warrants in the secondary market.

     Citigroup Funding and Citigroup's Credit Ratings, Financial Condition and Results. Actual or anticipated changes in our credit ratings, financial condition or results or those of Citigroup may affect the market value of the certificates, securities and warrants.

     We want you to understand that the impact of one of the factors specified above, such as an increase in interest rates, may offset some or all of any change in the market value of the certificates, securities and warrants attributable to another factor, such as changes in the market value of the certificates due to an increase in the value of the underlying basket.

     In general, assuming all relevant factors are held constant, we expect that the effect on the market value of the certificates, securities and warrants of a given change in most of the factors listed above will be less if it occurs later in the term of the certificates, securities and warrants than if it occurs earlier in the term of the certificates, securities and warrants.

A GAIN ON THE CERTIFICATES WILL BE TREATED AS SHORT-TERM CAPITAL GAIN AND ANY LOSSES MAY BE REQUIRED TO BE CAPITALIZED OR DEFERRED UNDER THE STRADDLE RULES

     Under the treatment of the assets of the trust that you and the trust will agree to, if you are a U.S. taxable investor, any gain with respect to the certificates (such as at maturity or on disposition) will be treated as short-term capital gain, unless you take the steps described below. You will have long-term capital gain or loss at maturity or on disposition of the securities if you have exchanged your certificates for the securities and warrants, disposed of the warrants, and have held the securities for more than one year after the disposition of the warrants. Similarly, you will have long-term capital gain or loss at maturity or on disposition of the warrants if you have exchanged your certificates for the securities and warrants, disposed of the securities, and have held the warrants for more than one year after the disposition of the securities. However, if you exchange your certificates for the securities and the warrants and dispose of one instrument, but not the other, any loss on such disposition may not be deductible currently. If the "identified straddle" election applies with respect to the securities and the warrants, you will be required to add such loss to your basis in the securities. If the identified straddle election does not apply, such loss may be deferred and may not become deductible until you sell or otherwise dispose of all of your securities. The trust will identify each security and each warrant as positions comprising a separate identified straddle on behalf of all holders of the certificates. It is unclear, however, whether the identified straddle election made by the trust on behalf of a holder will be effective. You are urged to make a separate identified straddle election by complying with the identification requirements described in the section "Certain United States Federal Income Tax Considerations" in this offering document.

THE MARKET VALUE OF THE CERTIFICATES, SECURITIES AND WARRANTS MAY BE AFFECTED BY PURCHASES AND SALES OF THE STOCKS INCLUDED IN THE INDICES COMPRISING THE UNDERLYING BASKET OR RELATED DERIVATIVE INSTRUMENTS BY AFFILIATES OF CITIGROUP FUNDING

     Citigroup Funding's and Citigroup's affiliates, including Citigroup Global Markets, may from time to time buy or sell the stocks included in the indices comprising the underlying basket or derivative instruments relating to such stocks or indices for their own accounts in connection with their normal business practices or in connection with hedging Citigroup Funding's obligations under the securities and warrants. These transactions could affect the value of the stocks included in the indices comprising the underlying basket and therefore the market value of the certificates, securities and warrants.

CITIGROUP GLOBAL MARKETS, AN AFFILIATE OF CITIGROUP FUNDING AND CITIGROUP, IS THE CALCULATION AGENT, WHICH COULD RESULT IN A CONFLICT OF INTEREST

     Citigroup Global Markets, which is acting as the calculation agent for the certificates, securities and warrants, is an affiliate of the trust, Citigroup Funding and Citigroup. As a result, Citigroup Global Markets' duties as calculation agent, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to you, may conflict with its interest as an affiliate of Citigroup Funding and Citigroup.

CITIGROUP FUNDING'S HEDGING ACTIVITY COULD RESULT IN A CONFLICT OF INTEREST

     Citigroup Funding expects to hedge its obligations under the securities and warrants through it or one or more of its affiliates. This hedging activity will likely involve trading in one or more of the stocks included in the indices comprising the underlying basket or in other instruments, such as options, swaps or futures, based upon the underlying basket, the indices comprising the underlying basket or the stocks included in the indices. This hedging activity may present a conflict between your interest in the certificates, securities and warrants and the interests Citigroup Funding and its affiliates have in executing, maintaining and adjusting its hedge transactions because it could affect the value of the underlying basket and therefore the market value of the certificates, securities and warrants. It could also be adverse to your interest if it affects the price at which Citigroup Funding's affiliate Citigroup Global Markets may be willing to purchase your certificates, securities and warrants in the secondary market. Since hedging Citigroup Funding's obligation under the securities and warrants involves risk and may be influenced by a number of factors, it is possible that Citigroup Funding or its affiliates may profit from its hedging activity, even if the market value of the certificates, securities and warrants declines.

FOREIGN JURISDICTIONS

     You should be aware that investments in securities, such as the certificates, the securities and the warrants, that are indexed to the value of foreign equity securities involve certain risks, any of which can affect the value of these foreign equity securities, the value of the Nikkei 225 Stock Average and the value of the certificates, the securities and the warrants.

     The foreign securities markets may be more volatile than U.S. securities markets and may be affected by market developments in different ways than U.S. securities markets; cross-shareholdings in foreign companies on such markets may affect prices and volume of trading on those markets; there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the SEC and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, certain of the exchanges on which the stocks included in the Nikkei 225 Stock Average are traded may have adopted certain measures intended to prevent extreme fluctuations. These may include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. You should also be aware that certain of the exchanges in the underlying jurisdictions might suspend the trading of individual stocks in certain limited and extraordinary circumstances. As a result, variations in the Nikkei 225 Stock Average may be limited by price limitations on, suspensions of trading of, individual stocks included in these indices, which may, in turn, adversely affect the value of the certificates, the securities and the warrants or result in the occurrence of a market disruption event.

     Prices of the underlying foreign stocks are subject to political, economic, financial, exchange rate and social factors that apply in each issuer's country as well as in other constituent countries in which such issuer does business (or in which its principal trading partners do business). These factors (including the possibility that recent or future changes in a country's government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect foreign securities markets. Stock and currency market volatility and market developments in one or more countries may cause volatility or a decline in another country. Moreover, the relevant economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

                             AVAILABLE INFORMATION

     As required by the Securities Act of 1933, Safety First Trust Series 2006-1 ("Trust 2006-1"), Citigroup Funding and Citigroup filed a registration statement (File No. 333-135867) relating to the Principal-Protected Trust Certificates Linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average (the "Certificates") offered by this offering document with the Securities and Exchange Commission, or SEC. This offering document is a part of that registration statement, which includes additional information. Citigroup Funding and Citigroup also have filed a registration statement (File No. 333-132370) relating to the Equity Index Participation Securities Linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average (the "Securities") and the Equity Index Warrants Linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average (the "Warrants") offered by this offering document.

     Citigroup files annual, quarterly and current reports and other information with the SEC. Citigroup Funding and Trust 2006-1 currently do not file reports and other information with the SEC. You may read and copy any document Citigroup files at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. These SEC filings and reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC are available to the public from the SEC's website at http://www.sec.gov. Citigroup's SEC filings are also available on its website at http://www.citigroup.com.

     Separate financial statements of Trust 2006-1 have not been included in this offering document. Citigroup does not believe that these financial statements would be material to you because:

     - Citigroup, an SEC reporting company, is the sole stockholder of Citigroup Funding,

     - Citigroup, through Citigroup Funding, indirectly owns all the voting securities of Trust 2006-1,

     - Trust 2006-1 has no independent operations,

     - Citigroup Funding is the issuer of the Securities and the Warrants,

     - Citigroup Funding has fully and unconditionally guaranteed Trust 2006-1's obligations under the Certificates to the extent that Trust 2006-1 has funds legally available to meet its obligations,

     - Citigroup has fully and unconditionally guaranteed Citigroup Funding's guarantee obligations to the same extent and in the same manner as Citigroup Funding has guaranteed Trust 2006-1's obligations under the Certificates (we refer to this guarantee, together with Citigroup Funding's guarantee referred to in the immediately preceding bullet, as the Certificate Guarantee), and

     - Citigroup has fully and unconditionally guaranteed Citigroup Funding's payment obligations under each of the Securities and the Warrants.

     In its future filings under the Securities Exchange Act of 1934, a footnote to Citigroup's annual financial statements will state:

     - that the sole assets of Trust 2006-1 are the Securities and the Warrants, and

     - that the Certificate Guarantee, when taken together with Citigroup Funding's obligations under the Securities and the Warrants, Citigroup's guarantee of each of the Securities and the Warrants, the related indenture, the related warrant agreement, the amended and restated declaration of trust of Trust 2006-1 and Citigroup Funding's and Citigroup's obligations to pay all fees and expenses of Trust 2006-1, constitutes a full and unconditional guarantee by each of Citigroup Funding and Citigroup of Trust 2006-1's obligations under the Certificates.

     The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this offering document. Information that Citigroup files later with the SEC will automatically update information in this offering document. In all cases, you should rely on the later information over different information included in this offering document. Citigroup incorporates by reference the documents listed below:

        (a) Annual Report on Form 10-K for the year ended December 31, 2005;

        (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006; and

        (c) Current Reports on Form 8-K filed on January 13, 2006, January 27, 2006, January 31, 2006, February 14, 2006, February 27, 2006,
            February 28, 2006, March 10, 2006, March 23, 2006, March 29, 2006,
            March 30, 2006, March 31, 2006, April 4, 2006, April 13, 2006, April
            25, 2006, April 26, 2006, April 27, 2006, April 28, 2006, May 12
            2006, May 19, 2006, June 9, 2006, June 15, 2006, June 28, 2006, June
            30, 2006, July 6, 2006, July 11, 2006, July 17, 2006, July 24, 2006,
            August 1, 2006, August 2, 2006, August 11, 2006, August 25, 2006,
            August 31, 2006, September 18, 2006, September 29, 2006, October 4, 2006, October 6, 2006, October 17, 2006, October 18, 2006 and
            October 19, 2006.

     In addition, all documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this offering document and before the later of (1) the completion of the offering of the securities described in this offering document and (2) the date the broker-dealer subsidiaries or affiliates of Citigroup stop offering securities pursuant to this offering document shall be incorporated by reference in this offering document from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following address:

        Citigroup Document Services
        140 58th Street, Suite 8G
        Brooklyn, NY 11220
        (877) 936-2737 (toll free)
        (718) 765-6514 (outside the U.S.)

     You should rely only on the information provided in this offering document, as well as the information incorporated by reference. None of Citigroup, Citigroup Funding or Trust 2006-1 is making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this offering document or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                           FORWARD-LOOKING STATEMENTS

     This offering document and the information incorporated by reference in this offering document include forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on Citigroup Funding and Citigroup's respective management's beliefs and assumptions and on information currently available to Citigroup Funding and Citigroup's respective management. Forward-looking statements include information concerning Citigroup Funding and Citigroup's possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this offering document and the documents incorporated by reference in this offering document. You should not put undue reliance on any forward-looking statements. Neither Citigroup Funding nor Citigroup has any intention or obligation to update forward-looking statements after it distributes this offering document.

                                 CITIGROUP INC.

     Citigroup is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers, with some 200 million customer accounts in over 100 countries. Citigroup's activities are conducted through the Global Consumer Group, Corporate and Investment Banking, Global Wealth Management and Alternative Investments business segments. Citigroup's principal subsidiaries are Citibank, N.A., Associates First Capital Corporation, Citigroup Global Markets Inc. and Grupo Financiero Banamex, S.A. de C.V., each of which is a wholly-owned, indirect subsidiary of Citigroup. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

     Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking and securities businesses can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

     Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require Citigroup to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Citigroup or its shareholders or creditors.

     The principal executive offices of Citigroup are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

                             CITIGROUP FUNDING INC.

     Citigroup Funding is a wholly-owned subsidiary of Citigroup, whose business activities consist primarily of providing funds to Citigroup and its subsidiaries for general corporate purposes. Citigroup Funding was incorporated on January 14, 2005 under the laws of the State of Delaware as a corporation with perpetual duration. The principal executive offices of Citigroup Funding are located at 399 Park Avenue, New York, New York 10043, and its telephone number is (212) 559-1000.

                     USE OF PROCEEDS AND HEDGING ACTIVITIES

     Trust 2006-1 will use approximately      % of the total proceeds from the
sale of the Certificates and the common securities to buy the Securities and the Warrants. Citigroup Funding will use a portion of the net proceeds from the sale of the Securities and the Warrants for general corporate purposes, which may include:

     - funding the business of Citigroup subsidiaries;

     - funding investments in, or extensions of credit or capital contributions to, Citigroup subsidiaries; and

     - lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

     Citigroup Funding expects to incur additional indebtedness in the future to fund Citigroup's businesses. Citigroup Funding or one of more of its affiliates may enter into a swap agreement in connection with the sale of the Certificates and may earn additional income from that transaction.

     Citigroup Funding or one or more of its affiliates may use all or some of the remainder of the proceeds received from the sale of the Securities and the Warrants for hedging activities related to Citigroup Funding's obligations under the Securities and the Warrants. On or prior to the closing date of the Certificates offering, Citigroup Funding, directly or through one or more of its affiliates, will hedge its anticipated exposure under the Securities and the Warrants by the purchase or sale of one or more of the stocks included in the indices comprising the underlying basket or in other instruments, such as options, swaps or futures, based upon the underlying basket, the indices comprising the underlying basket or the stocks included in the indices.

     Citigroup Funding expects that it or one or more of its affiliates will increase or decrease their initial hedging positions over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying basket. These factors may include the history of price changes in the underlying basket and the time remaining to maturity. Citigroup Funding or one or more of its affiliates may take long or short positions in the underlying basket, the indices comprising the underlying basket or options, swaps, futures contracts, forward contracts, or other derivative or similar instruments related to the underlying basket.

     In addition, Citigroup Funding or one or more of its affiliates may purchase or otherwise acquire a long or short position in the Certificates, the Securities or the Warrants from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such Certificates, the Securities or the Warrants. Citigroup Funding or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

     If Citigroup Funding or one or more affiliates has a long or short hedge position in the underlying basket, the indices comprising the underlying basket or options, swaps, futures contracts, forward contracts or other derivative or synthetic instruments related to the underlying basket, Citigroup Funding or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity of the Certificates, the Securities and the Warrants. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Funding or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the Certificates, the Securities or the Warrants declines. Citigroup Funding is only able to determine profits or losses from any of such positions when the position is closed out and any offsetting position or positions are taken into account.

     Citigroup Funding has no reason to believe that its hedging activity, as well as those of its affiliates, will have a material impact on the price of such options, swaps, futures contracts, forward contracts or other derivative or similar instruments, or on the value of the underlying basket. However, Citigroup Funding cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or value.

                        SAFETY FIRST TRUST SERIES 2006-1

     Safety First Trust Series 2006-1 ("Trust 2006-1") is a statutory trust formed under Delaware law pursuant to a declaration of trust executed by Citigroup Funding, as sponsor, Citigroup and the trustees of Trust 2006-1 (as described below), and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The declaration of trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement relating to the Certificates of which this offering document forms a part. The amended and restated declaration of trust will be qualified as an indenture under the Trust Indenture Act of 1939. Upon issuance of the Certificates, the purchasers thereof will own all of the Certificates. Citigroup Funding will directly or indirectly acquire all of the common securities of Trust 2006-1. We refer to the Certificates and the common securities as, collectively, the Trust Securities.

     Trust 2006-1 will use all the proceeds derived from the issuance of the Trust Securities to purchase the Securities and the Warrants and, accordingly, the assets of Trust 2006-1 will consist solely of the Securities and the Warrants. Of the total proceeds from the sale of the Trust Securities,
approximately   % will be invested by Trust 2006-1 in the Securities and the
Warrants. Trust 2006-1 exists for the exclusive purposes of:

     - issuing its Trust Securities representing undivided beneficial interests in the assets of Trust 2006-1,

     - investing the gross proceeds of its Trust Securities in the Securities and the Warrants, and

     - engaging only in activities incidental to the above.

     Trust 2006-1's business and affairs are conducted by its trustees, each appointed by Citigroup Funding as holder of the common securities. Pursuant to the amended and restated declaration of trust, the initial number of trustees of Trust 2006-1 will be five:

     - U.S. Bank National Association, a national banking association that is unaffiliated with Citigroup Funding and Citigroup, as the institutional trustee,

     - U.S. Bank Trust National Association, a national banking association with its principal place of business in the State of Delaware, as the Delaware trustee, and

     - three officers of Citigroup Funding, as the individual trustees.

Citigroup Funding, as direct or indirect holder of all the common securities, will have the right, subject to certain restrictions contained in the declaration, to appoint, remove or replace any trustees and to increase or decrease the number of trustees.

     The institutional trustee will act as the sole indenture trustee under the amended and restated declaration of trust for purposes of compliance with the Trust Indenture Act until it is removed or replaced by the holder of the common securities. The institutional trustee will hold title to the Securities and the Warrants for the benefit of the holders of Trust 2006-1's Trust Securities and, in its capacity as the holder, the institutional trustee will have the power to exercise all rights, powers and privileges under the indenture and the warrant agreement pursuant to which the Securities and the Warrants are issued. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the Securities and the Warrants for the benefit of the holders of Trust 2006-1's Trust Securities. The institutional trustee will make payments of distributions and payments on liquidation and otherwise to the holders of the Trust Securities out of funds from the segregated bank account.

     The individual trustees are authorized and directed to operate Trust 2006-1 in such a way so that Trust 2006-1 will not be required to register as an investment company under the Investment Company Act or be characterized as other than a grantor trust for United States federal income tax purposes. Citigroup Funding and the individual trustees are authorized to take any action, not inconsistent with applicable law, the amended and restated declaration of trust or the certificate of incorporation of Citigroup Funding, that each of Citigroup Funding and the individual trustees in their discretion deem to be necessary or desirable to achieve such end as long as the action does not adversely affect the interests of the holders of the Certificates or vary the terms thereof.

     U.S. Bank National Association also will act as guarantee trustee under the Certificate Guarantee and will hold the Certificate Guarantee for the benefit of the holders of the Certificates.

     The Bank of New York will act as trustee for the Securities under the indenture for purposes of compliance with the provisions of the Trust Indenture Act. U.S. Bank National Association will act as warrant agent under the warrant agreement.

     Citigroup, Citigroup Funding and certain of their affiliates have had and may continue to have banking relationships with the trustees and the warrant agent in the ordinary course of business.

     The rights of the holders of the Certificates, including economic rights, rights to information and voting rights, are set forth in the amended and restated declaration of trust, the Delaware Statutory Trust Act and the Trust Indenture Act. Holders of the Certificates have no preemptive rights.

     The location of the principal executive office of Trust 2006-1 is c/o Citigroup Funding Inc., 399 Park Avenue, New York, New York 10043 and its telephone number is (212) 559-1000. Citigroup Funding will pay all fees and expenses related to Trust 2006-1 and the offering of Trust 2006-1's Trust Securities.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the terms of the amended and restated declaration of trust. The terms of the Certificates will include those stated in the amended and restated declaration of trust and those made part of the amended and restated declaration of trust by the Trust Indenture Act. Pursuant to the amended and restated declaration of trust, every holder of the Certificates will be deemed to have expressly assented and agreed to the terms of, and will be bound by, the amended and restated declaration of trust. The following is a summary of the terms and provisions of the Certificates. This summary does not describe all of the terms and provisions of the amended and restated declaration of trust and the Certificate Guarantee. You should read the forms of these documents, which are filed as exhibits to the registration statement of which this offering document forms a part.

GENERAL

     The amended and restated declaration of trust authorizes the individual trustees to issue the Trust Securities on behalf of Trust 2006-1. The Trust Securities represent undivided beneficial interests in the assets of Trust 2006-1. All of the common securities of Trust 2006-1 will be owned, directly or indirectly, by Citigroup Funding. The common securities rank pari passu with the Certificates and payments will be made on the common securities on a pro rata basis with the Certificates, except that upon the occurrence of an acceleration event, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the Certificates. The amended and restated declaration does not permit the issuance by Trust 2006-1 of any securities other than its Trust Securities or the incurrence of any debt by Trust 2006-1. Pursuant to the amended and restated declaration of trust, the institutional trustee will hold title to the Securities and the Warrants for the benefit of the holders of the Trust Securities. The payment upon maturity of the Certificates out of money legally available to Trust 2006-1 is fully and unconditionally guaranteed by Citigroup Funding and Citigroup to the extent described under "Description of the Certificate Guarantee." The Certificate Guarantee will be held by U.S. Bank National Association, the guarantee trustee, for the benefit of the holders of the Certificates. The Certificate Guarantee does not cover payment upon maturity when Trust 2006-1 does not have sufficient legally available funds to make this payment. In such event, the remedies of a holder of the Certificates are to:

     - vote to direct the institutional trustee to enforce the institutional trustee's rights under the Securities and/or the Warrants,

     - if the institutional trustee fails to enforce its rights against Citigroup Funding or Citigroup, initiate a proceeding against Citigroup Funding or Citigroup to enforce the institutional trustee's rights under the Securities and/or the Warrants, or

     - if the failure by Trust 2006-1 to make the distribution payment is attributable to the failure of Citigroup Funding to pay amounts in respect of the Securities and/or the Warrants, institute a proceeding directly against Citigroup Funding or Citigroup for enforcement of payment to such holder of the amounts owed on such holder's pro rata interest in the Securities and the Warrants.

     The aggregate number of Certificates to be issued will be      , as
described in "Underwriting." The Certificates will be issued in fully registered form. The Certificates will not be issued in bearer form. See "-- Book-Entry Procedures and Settlement" below.

PAYMENT AT MATURITY

     The Certificates will mature on approximately                , 2010,
subject to acceleration to the accelerated maturity date upon an acceleration event. See "-- Acceleration of Maturity Date; Enforcement of Rights" below. On the maturity date, holders of the Certificates will be entitled to receive for each Certificate they hold, to the extent Trust 2006-1 has assets available, a payment equal to the sum of $10 and a Supplemental Distribution Amount, which may be positive or zero. The amount payable to you at maturity is dependent upon the Ending Value of a basket comprised of the Dow Jones Industrial Average and the Nikkei 225 Stock Average (the "Underlying Basket") on the Valuation Date, provided, however, that the payment you receive at maturity will not be less than the amount of your original investment in the Certificates.

SUPPLEMENTAL DISTRIBUTION AMOUNT

     The Supplemental Distribution Amount will be based on the amount by which the Ending Value exceeds the Starting Value, expressed as a percentage. The Supplemental Distribution Amount will equal the product of:

                               $10* Basket Return

, provided that the Supplemental Distribution Amount will not be less than zero.

     The Basket Return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Ending Value - Starting Value
                       ---------------------------------
                                 Starting Value

     The "Starting Value" will be set to 100 on the Pricing Date.

     The "Ending Value" will be the closing value of the Underlying Basket on the Valuation Date.

     The "Pricing Date" means the date on which the Certificates are priced for initial sale to the public.

     The "Valuation Date" will be the third Index Business Day before the maturity date.

     If the closing value of any of the indices comprising the Underlying Basket is not available on any Index Business Day because of a Market Disruption Event or otherwise, the value of that index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of that index obtained from as many dealers in equity securities (which may include Citigroup Global Markets or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of an index by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity.

     An "Index Business Day" means a day, as determined by the calculation agent, on which each of the indices comprising the Underlying Basket or any successor index is calculated and published and on which securities comprising more than 80% of the value of each index on such day are capable of being traded on their relevant exchanges or markets during the one-half hour before the determination of the closing value of each index. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on Trust 2006-1, Citigroup Funding, Citigroup and the beneficial owners of the Certificates, absent manifest error.

     A "Market Disruption Event" means, as determined by the calculation agent in its sole discretion, the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, for a period longer than two hours, or during the one-half hour period preceding the close of trading, on the applicable exchange or market, of accurate price, volume or related information in respect of (a) stocks which then comprise 20% or more of the value of any of the indices comprising the Underlying Basket or any successor index, (b) any options or futures contracts, or any options on such futures contracts relating to any of the indices comprising the Underlying Basket or any successor index, or (c) any options or futures contracts relating to stocks which then comprise 20% or more of the value of any of the indices comprising the Underlying Basket or any successor index on any exchange or market if, in each case, in the determination of the calculation agent, any such suspension, limitation or unavailability is material. For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in an index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of that index will be based on a comparison of the portion of the value of the index attributable to that security relative to the overall value of the index, in each case immediately before that suspension or limitation.

MATURITY PAYMENT -- HYPOTHETICAL EXAMPLES

     The Basket Return and, therefore, the Supplemental Distribution Amount, is dependent on the Ending Value of the Underlying Basket. Because the value of the Underlying Basket may be subject to significant variations over the term of the Certificates, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity. The examples of hypothetical maturity payments set forth below are intended to illustrate the effect of different Ending Values of the Underlying Basket on the amount payable on the Certificates at maturity. All of the hypothetical examples assume the following:

     - Investment in Certificates: $10,

     - Starting Value: 100,

     - The Supplemental Distribution Amount cannot equal less than zero,

     - Term of the Certificates: 3.65 years, and

     - The Certificates are held to maturity and are not exchanged for the Securities and the Warrants.

As demonstrated by the examples, if the Basket Return is 0% or less, you will receive an amount at maturity equal to $10.00 per Certificate, the amount of your initial investment in the Certificates. If the Basket Return is greater than 0%, you will receive an amount at maturity that is greater than your initial investment in the Certificates.


                                   SUPPLEMENTAL                        TOTAL           ANNUALIZED
                                   DISTRIBUTION      MATURITY      RETURN ON THE      RETURN ON THE
ENDING VALUE     BASKET RETURN      AMOUNT(1)       PAYMENT(2)     CERTIFICATES      CERTIFICATES(3)
    30.0            -70.00%           $0.00           $10.00           0.00%               0.00%
    40.0            -60.00%           $0.00           $10.00           0.00%               0.00%
    50.0            -50.00%           $0.00           $10.00           0.00%               0.00%
    60.0            -40.00%           $0.00           $10.00           0.00%               0.00%
    70.0            -30.00%           $0.00           $10.00           0.00%               0.00%
    75.0            -25.00%           $0.00           $10.00           0.00%               0.00%
    80.0            -20.00%           $0.00           $10.00           0.00%               0.00%
    85.0            -15.00%           $0.00           $10.00           0.00%               0.00%
    90.0            -10.00%           $0.00           $10.00           0.00%               0.00%
    95.0             -5.00%           $0.00           $10.00           0.00%               0.00%
    97.5             -2.50%           $0.00           $10.00           0.00%               0.00%
   100.0              0.00%           $0.00           $10.00           0.00%               0.00%
   102.5              2.50%           $0.25           $10.25           2.50%               0.68%
   105.0              5.00%           $0.50           $10.50           5.00%               1.35%
   107.5              7.50%           $0.75           $10.75           7.50%               2.00%
   110.0             10.00%           $1.00           $11.00          10.00%               2.65%
   115.0             15.00%           $1.50           $11.50          15.00%               3.90%
   120.0             20.00%           $2.00           $12.00          20.00%               5.12%
   125.0             25.00%           $2.50           $12.50          25.00%               6.30%
   130.0             30.00%           $3.00           $13.00          30.00%               7.45%
   140.0             40.00%           $4.00           $14.00          40.00%               9.66%
   150.0             50.00%           $5.00           $15.00          50.00%              11.75%
   160.0             60.00%           $6.00           $16.00          60.00%              13.74%

---------------

(1) Supplemental Distribution Amount = $10.00 X Basket Return, provided that the Supplemental Distribution Amount will not be less than zero

(2) Maturity payment = $10.00 + Supplemental Distribution Amount

(3) Compounded Annually

     The examples are for purposes of illustration only. The actual maturity payment will depend on the actual Supplemental Distribution Amount which, in turn, will depend on the actual Ending Value.

DISCONTINUANCE OF AN INDEX COMPRISING THE UNDERLYING BASKET

     If Dow Jones discontinues publication of the Dow Jones Industrial Average or NKS discontinues publication of the Nikkei 225 Stock Average and if any of them or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the relevant index, then the value of the relevant index will be determined by reference to the value of that index, which we refer to as a "successor index."

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause notice to be furnished to us and the institutional trustee, who will provide notice of the selection of the successor index to the registered holders of the Certificates, the Securities and the Warrants.

     If Dow Jones discontinues publication of the Dow Jones Industrial Average or NKS discontinues publication of the Nikkei 225 Stock Average and a successor index is not selected by the calculation agent or is no longer published on any date of determination of the value of the Underlying Basket, the value to be substituted for the relevant index for that date will be a value computed by the calculation agent for that date in accordance with the procedures last used to calculate the relevant index prior to any such discontinuance.

     If Dow Jones discontinues publication of the Dow Jones Industrial Average or NKS discontinues publication of the Nikkei 225 Stock Average prior to the determination of the Supplemental Distribution Amount and the calculation agent determines that no successor index is available at that time, then on each Index Business Day until the earlier to occur of (a) the determination of the Supplemental Distribution Amount and (b) a determination by the calculation agent that a successor index is available, the calculation agent will determine the value that is to be used in computing the value of the relevant index as described in the preceding paragraph. The calculation agent will cause notice of daily closing values to be published not less often than once each month in The Wall Street Journal (or another newspaper of general circulation). Notwithstanding these alternative arrangements, discontinuance of the publication of any index comprising the basket may adversely affect trading in the Certificates, the Securities and the Warrants.

     If a successor index is selected or the calculation agent calculates a value as a substitute for the relevant index as described above, the successor index or value will be substituted for the relevant index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event occurs. Notwithstanding these alternative arrangements, discontinuance of the publication any index comprising the basket may adversely affect the market value of the Certificates, the Securities and the Warrants.

     All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will be conclusive for all purposes and binding on Trust 2006-1, Citigroup Funding, Citigroup and the beneficial owners of the Certificates, the Securities and the Warrants, absent manifest error.

ALTERATION OF METHOD OF CALCULATION

     If at any time the method of calculating either the Dow Jones Industrial Average or the Nikkei 225 Stock Average or a successor index is changed in any material respect, or if the relevant index or a successor index is in any other way modified so that the value of such index or the successor index does not, in the opinion of the calculation agent, fairly represent the value of that index had the changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, make those adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of a stock index comparable to the relevant index or the successor index as if the changes or modifications had not been made, and calculate the value of the index with reference to the relevant index or the successor index. Accordingly, if the method of calculating either the Dow Jones Industrial Average or the Nikkei 225 Stock Average or the successor index is modified so that the value of the relevant index or the successor index is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust that index in order to arrive at a value of the index as if it had not been modified.

EXCHANGE RIGHT

     Beginning on the date the Certificates are issued, you will have the right, by completing the Official Notice of Exchange attached as Exhibit A to this offering document and delivering that notice to the institutional trustee for the Certificates on any Business Day, to exchange the Certificates you then hold for a pro rata portion of the assets of Trust 2006-1, which consist of the Securities and the Warrants. If you choose to exercise your exchange right, you will receive for each $10 principal amount of Certificates you then hold one Security with a $10 face amount and one Warrant with a $10 notional amount. In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements. You will be able to exercise your exchange right through and including the Business Day prior to the earlier of:

     - the Valuation Date; and

     - if an acceleration event occurs as described under "-- Acceleration of Maturity Date; Enforcement of Rights," the date of the occurrence of the acceleration event.

If you do not exercise your exchange right, and you are a U.S. Holder as defined under "Certain United States Federal Income Tax Considerations" in this offering document, for U.S. income tax purposes any gain that you recognize at maturity or on other disposition of the Certificates will be short-term capital gain. You cannot recognize long-term capital gain from your investment in the Certificates unless you exercise your exchange right, then dispose of either the Securities or the Warrants, and then hold the remaining instrument for more than one year after that disposition. For example, if the value of the Underlying Basket increases, you will recognize long-term capital gain only if you exercise your exchange right, dispose of the Warrants, and hold the Securities for more than one year after disposing of the Warrants. As discussed above, however, if you do choose to exercise your exchange right and hold only the Securities or only the Warrants, you will lose the benefit of principal protection at maturity. You should read the discussion of the treatment of the Certificates under "Certain United States Federal Income Tax Considerations" in this offering document.

     We will deliver the Securities and the Warrants to you within three Business Days after the date on which the institutional trustee receives a valid Official Notice of Exchange (such date of receipt of a valid Official Notice of Exchange, the Actual Exchange Date), as long as the institutional trustee has received the Official Notice of Exchange and your Certificates by 11:00 a.m., New York City time, on the Actual Exchange Date and your account is approved for options trading.

     "Business Day" means any day that is not a Saturday, a Sunday or a day on which securities exchanges or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to close.

ACCELERATION OF MATURITY DATE; ENFORCEMENT OF RIGHTS

     If at any time an acceleration event occurs, the individual trustees will give written instructions to the institutional trustee to dissolve Trust 2006-1 and, after satisfaction of creditors of Trust 2006-1, cause the accelerated maturity payment with respect to each Certificate to be distributed to the holders of the Certificates in liquidation of such holders' interests in Trust 2006-1, as soon as practicable following the occurrence of the acceleration event.

     The accelerated maturity payment with respect to each Certificate will be paid out of amounts received by Trust 2006-1 from Citigroup Funding in respect of the Securities and the Warrants and will be equal to the sum of (A) the initial principal amount of $10.00 per Certificate and (B) the Supplemental Distribution Amount as of the accelerated maturity date. The amount of the accelerated maturity payment which may be distributed to holders of the Certificates upon a dissolution and liquidation of Trust 2006-1 is uncertain.

     The accelerated maturity date will be the date of the occurrence of the event or events constituting an acceleration event.

     An acceleration event will occur upon the occurrence of (1) a "tax event",
(2) an "investment company event" or (3) a "bankruptcy event," each of which is described below.

     A tax event will occur if Citigroup Funding or Citigroup requests, receives and delivers to the individual trustees an opinion of nationally recognized independent tax counsel experienced in such matters indicating that:

     (1) on or after the date of this offering document, one or more of the following has occurred:

     - an amendment to, change in or announced proposed change in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein,

     - a judicial decision interpreting, applying, or clarifying such laws or regulations,

     - an administrative pronouncement or action that represents an official position, including a clarification of an official position, of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or

     - a threatened challenge asserted in connection with an audit of Citigroup Funding, Citigroup or any subsidiaries of Citigroup or Trust 2006-1, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, the Warrants or the Certificates; and

     (2) there is more than an insubstantial risk that:

     - Trust 2006-1 is, or will be, subject to United States federal income tax with respect to income accrued or received on the Securities or the Warrants, or

     - Trust 2006-1 is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     An investment company event will occur if Citigroup Funding or Citigroup requests, receives and delivers to the individual trustees an opinion of nationally recognized independent legal counsel experienced in such matters indicating that as a result of the occurrence on or after the date of this offering document of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, Trust 2006-1 is or will be considered an investment company which is required to be registered under the Investment Company Act of 1940.

     A bankruptcy event will occur if either of the following takes place:

     (1) the entry of a decree or order

     - of relief in respect of Citigroup Funding and Citigroup by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,

     - appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Citigroup Funding and Citigroup, or of any substantial part of the property of Citigroup Funding and Citigroup, or

     - ordering the winding up or liquidation of affairs of Citigroup Funding and Citigroup, and, in each case, the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

     (2) an action by Citigroup Funding and Citigroup to:

     - commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law,

     - consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of Citigroup Funding and Citigroup, or of any substantial part of the property of Citigroup Funding and Citigroup,

     - make an assignment for the benefit of their respective creditors,

     - admit in writing their inability to pay their respective debts generally as they become due, or

     - take corporate action in furtherance of any of the foregoing.

     On the date fixed for any payment of the accelerated maturity payment, the Certificates and the common securities will no longer be deemed to be outstanding and each Certificate and common security will be deemed to represent the right to receive the accelerated maturity payment. If the accelerated maturity payment can be paid only in part because Trust 2006-1 has insufficient assets available to pay in full such amounts, then the amounts payable directly by Trust 2006-1 in respect of the Certificates will be paid on a pro rata basis. In addition, in the case of a default by Citigroup Funding or Citigroup on their obligations under the Certificate Guarantee, the holders of the Certificates will have a preference over the holders of the common securities with respect to amounts owed on the Trust Securities.

     The phrase pro rata means, with respect to any payment, distribution, or treatment, proportionately to each holder of Trust Securities according to the aggregate beneficial interests in the assets of Trust 2006-1 represented by the Trust Securities held by the relevant holder in relation to the aggregate beneficial interests in the assets of Trust 2006-1 represented by all Trust Securities outstanding. If an acceleration event has occurred and is continuing, any funds available to make a payment will be paid first to each holder of the Certificates proportionately according to the aggregate beneficial interests in the assets of Trust 2006-1 represented by the Certificates held by the relevant holder relative to the aggregate beneficial interests in the assets of Trust 2006-1 represented by all Certificates outstanding. Only after satisfaction of all amounts owed to the holders of the Certificates will payment be made to each holder of common securities proportionately according to the aggregate beneficial interests in the assets of Trust 2006-1 represented by the common securities held by the relevant holder relative to the aggregate beneficial interests in the assets of Trust 2006-1 represented by all common securities outstanding.

     Subject to the institutional trustee obtaining a tax opinion as described below, the holders of a majority of the outstanding Certificates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the amended and restated declaration of trust. In the case of any action to be taken by the institutional trustee as holder of the Securities and the Warrants, the institutional trustee shall cast its votes as directed by each holder of outstanding Certificates with respect to the proportionate number of Securities and Warrants represented by such holder's Certificates. The institutional trustee will notify all holders of Certificates of any notice of default received from the indenture trustee with respect to the Securities. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee, as holder of the Securities and the Warrants, will not take any actions with respect to the Securities or the Warrants or exercise any right to rescind or annul a declaration that the accelerated maturity payment shall be due and payable unless it has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that as a result of such action, Trust 2006-1 will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the institutional trustee fails to enforce its rights under the Securities and the Warrants, any holder of Certificates can directly institute a legal proceeding against Citigroup Funding to enforce the institutional trustee's rights under the Securities and the Warrants, without first instituting a legal proceeding against the institutional trustee or any other person or entity. If Citigroup Funding fails to pay amounts owed on the Securities or the Warrants on the date they are otherwise payable, then a holder of Certificates may also directly institute a direct action in respect of the amounts owed on the holder's pro rata interest in the Securities or the Warrants on or after the due date specified in the Securities and the Warrants, without first directing the institutional trustee to enforce the terms of the Securities and the Warrants or instituting a legal proceeding directly against Citigroup Funding to enforce the institutional trustee's rights under the Securities and the Warrants. The holders of Certificates will not be able to exercise directly any other remedy available to the holder of the Securities and the Warrants. In connection with a direct action, Citigroup Funding will be subrogated to the rights of a holder of Certificates under the declaration to the extent of any payment made by Citigroup Funding to that holder of Certificates in such direct action.

     A waiver of an acceleration event under the indenture by the institutional trustee at the direction of the holders of the Certificates will constitute a waiver of the corresponding acceleration event under the amended and restated declaration of trust.

     Holders of Certificates may give any required approval or direction at a separate meeting of holders of Certificates convened for this purpose, at a meeting of holders of Trust Securities or by written consent. The individual trustees will cause a notice of any meeting at which holders of Certificates are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of Certificates. Each notice will include a statement setting forth the date of such meeting or the date by which the action is to be taken, a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of such matter upon which written consent is sought and instructions for the delivery of proxies or consents. No vote or consent of the holders of Certificates will be required for Trust 2006-1 to cancel the Certificates in accordance with the amended and restated declaration of trust. It is anticipated that the only holder of Certificates issued in book-entry form will be Cede & Co., as nominee of The Depository Trust Company, or DTC, and each beneficial owner of Certificates will be permitted to exercise the rights of holders of Certificates only indirectly through DTC and its participants.

     Notwithstanding that holders of Certificates are entitled to vote or consent under any of the circumstances described above, any of the Certificates that are owned at that time by Citigroup Funding or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Citigroup Funding, will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if they were not outstanding.

PERIODIC DISTRIBUTIONS

     We will not make any periodic payments of interest or any other payments on the Certificates until maturity. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Underlying Basket.

PAYMENT PROCEDURES

     Payments on the Certificates will be payable to the holders of the Certificates as they appear on the books and records of Trust 2006-1 at the close of business on the relevant record dates. While the Certificates remain in book-entry only form, the relevant record date for any maturity payment or accelerated maturity payment with respect to the Certificates will be five Business Days prior to the date on which Trust 2006-1 receives any security payment or warrant payment or accelerated security payment or warrant payment, as the case may be, under the Securities and the Warrants. The relevant record date for the common securities will be the same record date as for the Certificates.

     If the Certificates will not continue to remain in book-entry only form, the relevant record date will conform to the rules of any securities exchange on which they are listed and, if none, will be 15 days before the relevant payment date, which payment date will correspond to the date on which payments are made in respect of, and in accordance with the terms of, the Securities and the Warrants.

     Payments on any Certificates that are not punctually made on the relevant payment date, as a result of Citigroup Funding having failed to make the security payment or warrant payment or the accelerated security payment or warrant payment, as the case may be, under the Securities or the Warrants, will cease to be payable to the persons in whose name the Certificates are registered on the relevant record date. The defaulted payment on the Certificates will instead be payable to the persons in whose name those Certificates are registered on a special record date which will be the date on which Trust 2006-1 actually receives the amount of the defaulted payment under the Securities or the Warrants, as applicable.

     If any date on which the maturity payment or accelerated maturity payment, as the case may be, is payable on the Certificates is not a Business Day, then the relevant payment will be made on the next succeeding day that is a Business Day and without any interest or other payment in respect of any such delay, with the same force and effect as if made on that date. If that Business Day is in the next succeeding calendar year, the relevant payment will be made on the immediately preceding Business Day, with the same force and effect as if made on that date.

     Payments in respect of the Certificates represented by global certificates (as defined below under "-- Book-Entry Procedures and Settlement") will be made to DTC, which will credit the relevant accounts at DTC on the relevant scheduled payment date. In the case of Certificates in the form of certificated securities, if any, payments will be made by check mailed to the holder's address as it appears on the register.

VOTING RIGHTS

     Except as described in this offering document under "-- Acceleration of Maturity Date; Enforcement of Rights" and "Description of the Certificate Guarantee -- Modifications of the Guarantee; Assignment," and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and as otherwise required by law and the amended and restated declaration of trust, the holders of the Certificates will have no voting rights.

     In the event the consent of the institutional trustee, as the holder of the Securities and the Warrants, is required under the indenture or the warrant agreement, as applicable, with respect to any amendment, modification or termination of the indenture or the warrant agreement, as applicable, the institutional trustee will request the written direction of the holders of the outstanding Trust Securities with respect to the amendment, modification or termination and will vote with respect to the amendment, modification or termination as directed by each Holder of outstanding Trust Securities with respect to the proportionate number of Securities or Warrants represented by such holder's Trust Securities. The institutional trustee will be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the institutional trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes Trust 2006-1 will not be classified as other than a grantor trust.

     The procedures by which holders of the Certificates may exercise their voting rights are described below under "-- Book-Entry Procedures and Settlement."

     Holders of the Certificates will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by Citigroup Funding as the indirect or direct holder of all of the common securities.

MODIFICATION OF THE AMENDED AND RESTATED DECLARATION OF TRUST

     The amended and restated declaration of trust may be modified and amended if approved by the individual trustees, and, in certain circumstances, the institutional trustee and the Delaware trustee, provided that, if any proposed amendment to the amended and restated declaration of trust provides for, or the individual trustees otherwise propose to effect,

     (1) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the amended and restated declaration of trust or otherwise, or

     (2) the dissolution, winding-up or termination of Trust 2006-1 other than pursuant to the terms of the amended and restated declaration of trust,

then the holders of the Trust Securities, voting together as a single class, will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of the holders of at least a majority of the Trust Securities affected thereby. If any amendment or proposal referred to in (1) above would adversely affect only the Certificates or only the common securities, then only holders of the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will not be effective except with the approval of a majority of that class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the amended and restated declaration of trust if the amendment or modification would:

     - cause Trust 2006-1 to fail to be classified as a grantor trust for United States federal income tax purposes,

     - reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act, or

     - cause Trust 2006-1 to be deemed an investment company which is required to be registered under the Investment Company Act.

MERGER, CONSOLIDATION OR AMALGAMATION OF TRUST 2006-1

     Trust 2006-1 may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity, except as described below. Trust 2006-1 may, with the consent of the individual trustees and without the consent of the holders of the Trust Securities, the Delaware trustee or the institutional trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of the United States, any state thereof or the District of Columbia, provided that:

     - the successor entity either (A) expressly assumes all of the obligations of Trust 2006-1 under the Trust Securities or (B) substitutes for the Trust Securities other successor securities having substantially the same terms as the Trust Securities, so long as the successor securities rank the same as the Trust Securities with respect to distributions and payments upon liquidation, maturity and otherwise,

     - Citigroup Funding expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the institutional trustee in its capacity as the holder of the Securities and the Warrants,

     - successor securities to the Certificates are listed, or any successor securities to the Certificates will be listed upon notification of issuance, on any national securities exchange or with any organization on which the Certificates are then listed or quoted,

     - the merger, consolidation, amalgamation or replacement does not cause the Certificates, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any successor securities, in any material respect, other than with respect to any dilution of the holder's interest in the new entity,

     - the successor entity has a purpose identical to that of Trust 2006-1,

     - prior to the merger, consolidation, amalgamation or replacement, Trust 2006-1 has received an opinion of a nationally recognized independent counsel to Trust 2006-1 experienced in such matters to the effect that:

        (A) the merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity,

        (B) following the merger, consolidation, amalgamation or replacement, neither Trust 2006-1 nor such successor entity will be required to register as an investment company under the Investment Company Act, and

        (C) following the merger, consolidation, amalgamation or replacement, Trust 2006-1 or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes,

     - Citigroup Funding guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the Certificate Guarantee, and

     - Citigroup guarantees Citigroup Funding's obligations to the same extent and in the same manner as Citigroup Funding guarantees the obligations of the successor entity.

     Notwithstanding the foregoing, Trust 2006-1 will not, without the consent of holders of all of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if, in the opinion of a nationally recognized independent tax counsel experienced in such matters, the consolidation, amalgamation, merger or replacement would cause Trust 2006-1 or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. In addition, so long as any Certificates are outstanding and are not held entirely by Citigroup Funding, Trust 2006-1 may not voluntarily liquidate, dissolve, wind-up or terminate except as described above under "-- Acceleration of Maturity Date; Enforcement of Rights."

BOOK-ENTRY PROCEDURES AND SETTLEMENT

     The Depository Trust Company, or DTC, will act as securities depositary for the Certificates. The Certificates will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global securities, representing the total aggregate number of the Certificates, will be issued and will be deposited with DTC.

     Following the issuance of a global security in registered form, DTC will credit the accounts of its participants with the Certificates upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

     So long as DTC or its nominee is the registered owner of a global security, we and the institutional trustee will treat DTC as the sole owner or holder of the Certificates for purposes of the amended and restated declaration of trust. Therefore, except as set forth below, you will not be entitled to have Certificates registered in your name or to receive physical delivery of certificates representing the Certificates. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder under the amended and restated declaration of trust. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

     You may elect to hold interests in the global securities in the United States through either DTC or outside the United States through Clearstream Banking, societe anonyme ("Clearstream"), or Euroclear Bank, S.A./N.V. or its successor, as operator of the Euroclear System ("Euroclear"), if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

     As long as the Certificates are represented by the global securities, we will pay the maturity payment or accelerated maturity payment, as the case may be, on the Certificates to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. None of Trust 2006-1, Citigroup Funding, Citigroup and the institutional trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

     We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

     DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

     Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme, and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

     As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the Certificates. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

     Distributions with respect to the Certificates held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

     Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

     Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the Certificates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

     - transfers of securities and cash within Euroclear;

     - withdrawal of securities and cash from Euroclear; and

     - receipt of payments with respect to securities in Euroclear.

     All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Distributions with respect to the Certificates held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

     You will be required to make your initial payment for the Certificates in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on the applicable European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

     Because of time-zone differences, credits of the Certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Certificates by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Certificates

     A beneficial owner of book-entry Certificates represented by a global security may exchange the Certificates for definitive (paper) certificates representing the Certificates only if:

     - DTC is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified successor within 90 days;

     - at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended; or

     - the individual trustees, with the consent of Citigroup Funding and Citigroup, decide to discontinue use of the system of book-entry transfers through DTC or any successor depository.

If any of the events described above occurs, we will issue definitive Certificates in certificated form in accordance with DTC's instructions.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The institutional trustee, prior to the occurrence of a default with respect to the Trust Securities, and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the amended and restated declaration of trust. If such a default occurs and the institutional trustee has actual knowledge of it, the institutional trustee will exercise the rights and powers vested in it by the amended and restated declaration of trust and will use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the institutional trustee is under no obligation to exercise any of the rights or powers vested in it by the amended and restated declaration of trust at the request of any holder of the Certificates, unless offered reasonable security and indemnity by the holder against the costs, expenses and liabilities which the institutional trustee might incur thereby. Notwithstanding the foregoing, the holders of the Certificates will not be required to offer the indemnity in the event the holders, by exercising their voting rights, direct the institutional trustee to take any action following an acceleration event.

PAYING AGENT AND CUSIP

     In the event that the Certificates do not remain in book-entry only form, the institutional trustee will act as paying agent for the Certificates and may designate an additional or substitute paying agent at any time. In addition, registration of transfers of the Certificates will be effected without charge by or on behalf of Trust 2006-1, but upon payment, with the giving of such indemnity as Trust 2006-1 or Citigroup Funding may require, in respect of any tax or other government charges which may be imposed in relation to it.

     The CUSIP number for the Certificates is           .

CALCULATION AGENT

     The calculation agent for the Certificates will be Citigroup Global Markets. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on Trust 2006-1, Citigroup Funding, Citigroup and the holders of the Certificates. Because the calculation agent is an affiliate of Trust 2006-1, Citigroup Funding and Citigroup, potential conflicts of interest may exist between the calculation agent and the holders of the Certificates, including with respect to certain determinations and judgments that the calculation agent must make in determining amounts due to the holders of the Certificates. Citigroup Global Markets is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

GOVERNING LAW

     The amended and restated declaration of trust and the Certificates will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

            DESCRIPTION OF THE EQUITY INDEX PARTICIPATION SECURITIES

     Citigroup Funding is also by this offering document offering its Equity Index Participation Securities Linked to the Dow Jones Industrial Average and
the Nikkei 225 Stock Average Due           , 2010 (the "Securities"). The
description in this offering document of the particular terms of the Securities supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered securities set forth in the accompanying prospectus supplement and base prospectus relating to the Securities.

GENERAL

     The Equity Index Participation Securities Linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average are a series of debt securities issued by Citigroup Funding under the senior debt indenture described in the accompanying prospectus supplement and base prospectus relating to the Securities. Any payments due under the Securities are fully and unconditionally guaranteed by Citigroup. The aggregate principal amount of Securities issued
will be $               (               Securities). The Securities will mature
on approximately           , 2010, the maturity of the Certificates. The
Securities will constitute part of the senior debt of Citigroup Funding and will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding. As a result of the Citigroup guarantee, any payments due under the Securities will rank equally with all other unsecured and unsubordinated debt of Citigroup. The return of the principal amount of your investment in the Securities at maturity is not guaranteed. The Securities will be issued only in fully registered form and in denominations of $10 per Security and integral multiples thereof. Trust 2006-1 will purchase all of the Securities from Citigroup Funding on the date on which the Certificates are issued, at a price
of $          per Security.

     The Securities pay an amount at maturity that will depend on the percentage increase or decrease in the Ending Value of the Underlying Basket from its Starting Value. The Securities are not principal-protected. If the Ending Value of the Underlying Basket is less than its Starting Value, the payment at maturity will be directly linked to the percentage decrease in the Ending Value of the index from its Starting Value, in which event the Securities may pay less
than the initial issue price of $     . Thus, if you choose to exercise your
exchange right, dispose of the Warrants and hold only the Securities, you will lose the benefit of principal protection at maturity. If the Ending Value of the Underlying Basket is greater than its Starting Value, the payment at maturity will be greater than the initial issue price.

     You should refer to the accompanying prospectus supplement and base prospectus relating to the Securities for a detailed summary of additional provisions of the Securities and of the senior debt indenture under which the Securities will be issued.

PERIODIC PAYMENTS

     Citigroup Funding will not make any periodic payments of interest or any other payments on the Securities until maturity. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Underlying Basket.

PAYMENT AT MATURITY OF THE SECURITIES

     The Securities will mature on approximately           , 2010, the maturity
of the Certificates, subject to acceleration to the accelerated maturity date upon the occurrence of an acceleration event. See "-- Acceleration of Maturity Date and Events of Default" below. At maturity, each Security will pay a Security Payment equal to the sum of $10 and the Security Return Amount, which may be positive, zero or negative.

SECURITY RETURN AMOUNT

     The Security Return Amount will be based on the Basket Return of the Underlying Basket. The Basket Return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Ending Value - Starting Value
                       ---------------------------------
                                 Starting Value

     The Security Return Amount will equal the product of:

                              $10 * Basket Return

     The "Starting Value" will be set to 100 on the Pricing Date.

     The "Ending Value" will be the closing value of the Underlying Basket on the Valuation Date.

     The "Pricing Date" means the date on which the Certificates are priced for initial sale to the public.

     The "Valuation Date" will be the third Index Business Day before the maturity date of the Certificates.

     If the closing value of any of the indices comprising the Underlying Basket is not available on any Index Business Day because of a Market Disruption Event or otherwise, the value of that index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of that index obtained from as many dealers in equity securities (which may include Citigroup Global Markets or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of that index by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity. You should refer to "Description of the Certificates -- Supplemental Distribution Amount" in this offering document for the definition of "Index Business Day" and "Market Disruption Event." You should also refer to "Description of the Certificates -- Discontinuance of an Index Comprising the Underlying Basket" and "-- Alteration of Method of Calculation" in this offering document for more information on the determination of the value of the indices comprising the basket when the indices are discontinued or the method of calculation is altered.

SECURITY PAYMENT -- HYPOTHETICAL EXAMPLES

     The Basket Return and, therefore, the Security Return Amount, is dependent on the Ending Value of the Underlying Basket. Because the value of the Underlying Basket may be subject to significant variations over the term of the Securities, it is not possible to present a chart or table illustrating a complete range of possible payments at maturity of the Securities. The examples of hypothetical Security Payments set forth below are intended to illustrate the effect of different Ending Values of the Underlying Basket on the amount payable on the Securities at maturity. All of the hypothetical examples assume the following:

     - Investment in Securities: $9.15,

     - Starting Value: 100, and

     - Term of the Securities: 3.65 years.


                                   SECURITY                        TOTAL          ANNUALIZED
                                    RETURN       SECURITY      RETURN ON THE     RETURN ON THE
ENDING VALUE     BASKET RETURN      AMOUNT       PAYMENT        SECURITIES       SECURITIES(1)
    30.0            -70.00%         -$7.00        $ 3.00          -67.21%           -26.33%
    40.0            -60.00%         -$6.00        $ 4.00          -56.28%           -20.28%
    50.0            -50.00%         -$5.00        $ 5.00          -45.36%           -15.26%
    60.0            -40.00%         -$4.00        $ 6.00          -34.43%           -10.92%
    70.0            -30.00%         -$3.00        $ 7.00          -23.50%            -7.08%
    75.0            -25.00%         -$2.50        $ 7.50          -18.03%            -5.30%
    80.0            -20.00%         -$2.00        $ 8.00          -12.57%            -3.61%
    85.0            -15.00%         -$1.50        $ 8.50           -7.10%            -2.00%
    90.0            -10.00%         -$1.00        $ 9.00           -1.64%            -0.45%
    95.0             -5.00%         -$0.50        $ 9.50            3.83%             1.03%
    97.5             -2.50%         -$0.25        $ 9.75            6.56%             1.76%
   100.0              0.00%          $0.00        $10.00            9.29%             2.46%
   102.5              2.50%          $0.25        $10.25           12.02%             3.16%
   105.0              5.00%          $0.50        $10.50           14.75%             3.84%
   107.5              7.50%          $0.75        $10.75           17.49%             4.51%
   110.0             10.00%          $1.00        $11.00           20.22%             5.17%
   115.0             15.00%          $1.50        $11.50           25.68%             6.46%
   120.0             20.00%          $2.00        $12.00           31.15%             7.71%
   125.0             25.00%          $2.50        $12.50           36.61%             8.92%
   130.0             30.00%          $3.00        $13.00           42.08%            10.10%
   140.0             40.00%          $4.00        $14.00           53.01%            12.36%
   150.0             50.00%          $5.00        $15.00           63.93%            14.50%
   160.0             60.00%          $6.00        $16.00           74.86%            16.54%

---------------

(1) Compounded Annually

     The examples are for purposes of illustration only. The actual Security Payment will depend on the actual Security Return Amount which, in turn, will depend on the actual Ending Value.

REDEMPTION AT THE OPTION OF THE HOLDER; DEFEASANCE

     The Securities are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying base prospectus under "Description of Debt
Securities -- Defeasance."

ACCELERATION OF MATURITY DATE AND EVENTS OF DEFAULT

     If at any time an acceleration event occurs as described under "Description of the Certificates -- Acceleration of Maturity Date; Enforcement of Right," the maturity payment with respect to each Security will become immediately due and payable, and Citigroup Funding will pay the accelerated Security Payment to the holders of the Securities as soon as practicable following the occurrence of the acceleration event (whether or not the Securities are declared due and payable). In case an Event of Default (as defined in the accompanying base prospectus) other than an acceleration event described under "Description of the Certificates -- Acceleration of Maturity Date; Enforcement of Right" with respect to any Security shall have occurred and be continuing, the indenture trustee and the holders of the Securities may declare the Securities due and payable as described in the accompanying base prospectus. The amount due and payable upon any acceleration of the Securities will be determined by the calculation agent and will equal, for each Security, the payment at maturity of the Securities, calculated as though the maturity of the Securities were the date of the occurrence of the acceleration event. See "-- Payment at Maturity of the Securities" above. If a bankruptcy proceeding is commenced in respect of Citigroup Funding or Citigroup, the beneficial owner of a Security will not be permitted to make a claim for unmatured interest and, therefore, the claim of the beneficial owner of a Security against the entity that becomes subject to a bankruptcy proceeding will be capped at the payment at maturity of the Securities, calculated as though the maturity date of the Securities were the date of the commencement of the proceeding.

     In case of default in payment at maturity of the Securities, the Securities will bear interest, payable upon demand of the beneficial owners of the Securities in accordance with the terms of the Securities, from and after the maturity date through the date when payment of the unpaid amount has been made
or duly provided for, at the rate of      % per annum on the unpaid amount.

PAYING AGENT, TRUSTEE, CALCULATION AGENT AND CUSIP

     Citibank, N.A. will serve as paying agent and registrar for the Securities and will also hold the global security representing the Securities as custodian for DTC. The Bank of New York, as successor trustee under an indenture dated as of June 1, 2005, will serve as indenture trustee for the Securities. Citigroup Global Markets will serve as calculation agent. Please refer to "Description of the Certificates -- Calculation Agent" for more information on the calculation agent.

     The CUSIP number for the Securities is           .

                    DESCRIPTION OF THE EQUITY INDEX WARRANTS

     Citigroup Funding is also by this offering document offering its Equity Index Warrants Linked to the Dow Jones Industrial Average and the Nikkei 225
Stock Average Due      , 2010 (the "Warrants"). The description in this offering
document of the particular terms of the Warrants supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the registered securities set forth in the accompanying prospectus supplement and base prospectus relating to the Warrants.

GENERAL

     The Equity Index Warrants Linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average are a series of index warrants issued by Citigroup Funding under a warrant agreement described in the accompanying prospectus supplement and base prospectus relating to the Warrants. Any payments due on the Warrants are fully and unconditionally guaranteed by Citigroup. The aggregate
offering price of the Warrants will be $               (          Warrants). The
Warrants will be automatically exercised on approximately           , 2010, the
maturity of the Certificates, and are not exercisable prior to that time. The Warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup Funding. As a result of the Citigroup guarantee, any payments due under the Warrants will rank equally with all other unsecured and unsubordinated debt of Citigroup. Each Warrant will have a notional amount of $10 and Trust 2006-1 will purchase all of the Warrants from Citigroup Funding on the date on
which the Certificates are issued, at a price of $     per Warrant.

     Upon exercise, the Warrants pay an amount that will depend on the percentage increase or decrease in the Ending Value of the Underlying Basket from its Starting Value. If the Ending Value of the Underlying Basket is greater than or equal to its Starting Value, the payments on the Warrants will be zero. If the Ending Value of the Underlying Basket is less than its Starting Value, the payment on the Warrants will be inversely linked to the percentage decrease in the Ending Value of the index from its Starting Value. As a result, if you choose to exercise your exchange right, dispose of the Securities and hold only the Warrants, you will lose the benefit of principal protection at maturity.

     You should refer to the accompanying prospectus supplement and base prospectus relating to the Warrants for a detailed summary of additional provisions of the Warrants and of the warrant agreement under which the Warrants will be issued.

PERIODIC PAYMENTS

     Citigroup Funding will not make any periodic payments of interest or any other payments on the Warrants until the Warrants are automatically exercised at maturity. You will not be entitled to receive dividend payments or other distributions, if any, made on the stocks included in the indices comprising the Underlying Basket.

PAYMENT UPON EXERCISE OF THE WARRANTS

     The Warrants will be automatically exercised on approximately           ,
2010, the maturity of the Certificates, and are not exercisable prior to that date, subject to acceleration to an earlier exercise date upon the occurrence of an acceleration event. See "-- Acceleration of Exercise Date" below. Upon exercise, each Warrant will pay a Warrant Payment equal to the product of (a) $10 and (b) the Warrant Basket Return, provided that the Warrant Payment will not be less than zero.

     The Warrant Basket Return, which is presented in this offering document as a percentage, will equal the following fraction:

                         Starting Value - Ending Value
                       ---------------------------------
                                 Starting Value

     The "Starting Value" will be set to 100 on the Pricing Date.

     The "Ending Value" will be the closing value of the Underlying Basket on the Valuation Date.

     The "Pricing Date" means the date on which the Certificates are priced for initial sale to the public.

     The "Valuation Date" will be the third Index Business Day before the maturity date of the Certificates.

     If the closing value of any of the indices comprising the Underlying Basket is not available on any Index Business Day because of a Market Disruption Event or otherwise, the value of that index for that Index Business Day, unless deferred by the calculation agent as described below, will be the arithmetic mean, as determined by the calculation agent, of the value of that index obtained from as many dealers in equity securities (which may include Citigroup Global Markets or any of our other affiliates), but not exceeding three such dealers, as will make such value available to the calculation agent. The determination of the value of an index by the calculation agent in the event of a Market Disruption Event may be deferred by the calculation agent for up to five consecutive Index Business Days on which a Market Disruption Event is occurring, but not past the Index Business Day prior to maturity. You should refer to "Description of the Certificates -- Supplemental Distribution Amount" in this offering document for the definition of "Index Business Day" and "Market Disruption Event." You should also refer to "Description of the Certificates -- Discontinuance of an Index Comprising the Underlying Basket" and "-- Alteration of Method of Calculation" in this offering document for more information on the determination of the value of the indices comprising the basket when the indices are discontinued or the method of calculation is altered.

WARRANT PAYMENT -- HYPOTHETICAL EXAMPLES

     The Warrant Basket Return and, therefore, the Warrant Payment, is dependent on the Ending Value of the Underlying Basket. Because the value of the Underlying Basket may be subject to significant variations over the term of the Warrants, it is not possible to present a chart or table illustrating a complete range of possible payments upon exercise of the Warrants. The examples of hypothetical Warrant Payments set forth below are intended to illustrate the effect of different Ending Values of the Underlying Basket on the amount payable on the Warrants upon exercise. All of the hypothetical examples assume the following:

     - Investment in Warrants: $0.85,

     - Starting Value: 100,

     - Term of the Warrants: 3.65 years, and

     - The Warrant Payment cannot equal less than zero.


                                                                        TOTAL          ANNUALIZED
                                      WARRANT         WARRANT       RETURN ON THE     RETURN ON THE
ENDING VALUE     BASKET RETURN     BASKET RETURN     PAYMENT(1)       WARRANTS         WARRANTS(2)
    30.0            -70.00%            70.00%          $7.00           723.53%            78.18%
    40.0            -60.00%            60.00%          $6.00           605.88%            70.82%
    50.0            -50.00%            50.00%          $5.00           488.24%            62.49%
    60.0            -40.00%            40.00%          $4.00           370.59%            52.86%
    70.0            -30.00%            30.00%          $3.00           252.94%            41.27%
    75.0            -25.00%            25.00%          $2.50           194.12%            34.39%
    80.0            -20.00%            20.00%          $2.00           135.29%            26.42%
    85.0            -15.00%            15.00%          $1.50            76.47%            16.84%
    90.0            -10.00%            10.00%          $1.00            17.65%             4.55%
    95.0             -5.00%             5.00%          $0.50           -41.18%           -13.53%
    97.5             -2.50%             2.50%          $0.25           -70.59%           -28.49%
   100.0              0.00%             0.00%          $0.00          -100.00%          -100.00%
   102.5              2.50%            -2.50%          $0.00          -100.00%          -100.00%
   105.0              5.00%            -5.00%          $0.00          -100.00%          -100.00%
   107.5              7.50%            -7.50%          $0.00          -100.00%          -100.00%
   110.0             10.00%           -10.00%          $0.00          -100.00%          -100.00%
   115.0             15.00%           -15.00%          $0.00          -100.00%          -100.00%
   120.0             20.00%           -20.00%          $0.00          -100.00%          -100.00%
   125.0             25.00%           -25.00%          $0.00          -100.00%          -100.00%
   130.0             30.00%           -30.00%          $0.00          -100.00%          -100.00%
   140.0             40.00%           -40.00%          $0.00          -100.00%          -100.00%
   150.0             50.00%           -50.00%          $0.00          -100.00%          -100.00%
   160.0             60.00%           -60.00%          $0.00          -100.00%          -100.00%

---------------

(1) Warrant Payment = $10.00 X Warrant Basket Return, provided that the Warrant Payment will not be less than zero.

(2) Compounded Annually

     The examples are for purposes of illustration only. The actual Warrant Payment will depend on the actual Ending Value.

ACCELERATION OF EXERCISE DATE AND EVENTS OF DEFAULT

     If at any time an acceleration event occurs as described under "Description of the Certificates -- Acceleration of Maturity Date; Enforcement of Right," the Warrants will be automatically exercised, and Citigroup Funding will pay the accelerated Warrant Payment to the holders of the Warrants as soon as practicable following the occurrence of the acceleration event. The amount due and payable upon any acceleration of the Warrants will be determined by the calculation agent and will equal, for each Warrant, the payment upon exercise of the Warrants, calculated as though the exercise date of the Warrants were the date of the occurrence of the acceleration event. See "-- Payment Upon Exercise of the Warrants" above.

     In case of default in payment upon exercise of the Warrants, the Warrants will bear interest, payable upon demand of the beneficial owners of the Warrants in accordance with the terms of the Warrants, from and after the exercise date through the date when payment of the unpaid amount has been made or duly
provided for, at the rate of    % per annum on the unpaid amount.

PAYING AGENT, TRUSTEE, CALCULATION AGENT AND CUSIP

     U.S. Bank National Association will serve as paying agent and registrar for the Warrants and will also hold the global security representing the Warrants as custodian for DTC. U.S. Bank National Association, as warrant agent under a
warrant agreement dated as of           , 2006, will serve as warrant agent for
the Warrants. Citigroup Global Markets will serve as calculation agent. Please refer to "Description of the Certificates -- Calculation Agent" for more information on the calculation agent.

     The CUSIP number for the Warrants is           .

COVENANTS

     Limitations on Liens. The warrant agreement provides that Citigroup will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for borrowed money if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock (as defined below) of any Significant Subsidiary (as defined below), whether such Voting Stock is owned or later acquired, without effectively providing that the Warrants and, at Citigroup's option, any other senior indebtedness ranking equally and ratably with the Warrants, shall be secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Warrant Agreement, Section 8.04).

     "Significant Subsidiary" means any Subsidiary (as defined below), including its Subsidiaries:

     - that has investments of and advances from Citigroup and its other subsidiaries exceeding 10 percent of the total consolidated assets of Citigroup and such other subsidiaries as of the end of the most recently completed fiscal year;

     - of which Citigroup's and its other subsidiaries' proportionate share of total assets (after intercompany elimination) exceeds 10 percent of the total consolidated assets of Citigroup and such other subsidiaries as of the end of the most recently completed fiscal year; or

     - of which Citigroup's and its other subsidiaries' equity in the income from continuing operations exceeds 10 percent of such consolidated income of Citigroup and such other subsidiaries for the most recently completed fiscal year.

     "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by Citigroup, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

     "Voting Stock" means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Warrant Agreement, Sections 1.01 and 8.04).

     Limitations on Mergers and Sales of Assets. The warrant agreement provides that neither Citigroup Funding nor Citigroup will merge or consolidate with another corporation or sell other than for cash or lease all or substantially all their assets to another corporation, or purchase all or substantially all the assets of another corporation unless:

     - the successor corporation, if other than Citigroup Funding or Citigroup, as applicable, expressly assumes by supplemental warrant agreement the obligations of Citigroup Funding or Citigroup, as applicable, under the warrant agreement; and

     - immediately after the transaction, there would not be any default in the performance of any covenant or condition of the warrant agreement (Warrant Agreement, Sections 5.01 and 8.05).

     Other than the restrictions described above, the warrant agreement do not contain any covenants or provisions that would protect holders of the Warrants in the event of a highly leveraged transaction.

MODIFICATION OF THE WARRANT AGREEMENT

     The warrant agreement modifies the modification provisions of the form of index warrant agreement described in the accompanying base prospectus as follows: Citigroup, Citigroup Funding and the warrant agent may, with the consent of the holders of not less than a majority of the then outstanding Warrants, increase the amount to be paid to the holder upon exercise of a Warrant.

                    DESCRIPTION OF THE CERTIFICATE GUARANTEE

     Set forth below is a summary of information concerning the full and unconditional guarantee, which we refer to as the Certificate Guarantee, that will be executed and delivered by each of Citigroup Funding and Citigroup for the benefit of the holders of the Certificates. The Certificate Guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as guarantee trustee under the Certificate Guarantee. The terms of the Certificate Guarantee will be those set forth in the Certificate Guarantee and those made part of the Certificate Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Certificate Guarantee, which is filed as an exhibit to the registration statement of which this offering document forms a part, and the Trust Indenture Act. The Certificate Guarantee will be held by the guarantee trustee for the benefit of the holders of the Certificates.

     You should refer to the accompanying prospectus supplements and base prospectus for a discussion of the Citigroup guarantee relating to each of the Securities and the Warrants.

GENERAL

     Under the Certificate Guarantee, Citigroup Funding will fully and unconditionally agree to pay in full to the holders of the Certificates, except to the extent paid by Trust 2006-1, as and when due, regardless of any defense, right of set off or counterclaim which Trust 2006-1 may have or assert, the following payments:

     - any maturity payment that is required to be made in respect of the Certificates, to the extent Trust 2006-1 has funds legally available for this payment,

     - any accelerated maturity payment that is required to be made in respect of the Certificates, to the extent Trust 2006-1 has funds legally available for this payment, and

     - any other remaining assets of Trust 2006-1 upon liquidation of Trust 2006-1.

     Citigroup Funding's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Citigroup Funding to the holders of the Certificates or by causing Trust 2006-1 to pay such amounts to such holders.

     In addition, under the Certificate Guarantee, Citigroup will fully and unconditionally guarantee Citigroup Funding's guarantee obligations to the same extent as Citigroup Funding guarantees Trust 2006-1's payment obligations under the Certificates. If for any reason Citigroup Funding does not make any required guarantee payment when due, either by direct payment of the required amounts to the holders of the Certificates or by causing Trust 2006-1 to pay such amounts to such holders, Citigroup will cause such guarantee payment to be made at the same address at which Citigroup Funding is obligated to make such guarantee payment. The holders of the Certificates will be entitled to payment under the Certificate Guarantee without taking any action whatsoever against Trust 2006-1 or Citigroup Funding, as the case may be. Each of Citigroup Funding's and Citigroup's obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment;
(ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Trust 2006-1 or Citigroup Funding, as the case may be, pursuant to any applicable law or statute.

     The Certificate Guarantee will be a guarantee with respect to the Certificates from the time of issuance of the Certificates but will not apply to any maturity payment or accelerated maturity payment, or to payments upon the dissolution, winding-up or termination of Trust 2006-1, except to the extent Trust 2006-1 has funds legally available for these payments. If Citigroup Funding or Citigroup does not pay the aggregate Security Payment or Warrant Payment or the aggregate accelerated Security Payment or Warrant Payment, as the case may be, to Trust 2006-1 upon maturity or exercise of the Securities or Warrants, as applicable, including maturity or exercise as a result of the occurrence of an acceleration event, Trust 2006-1 will not have funds available to pay the maturity payment or accelerated maturity payment to holders of the Certificates. The Certificate Guarantee, when taken together with Citigroup Funding's obligations under the Securities and the Warrants, Citigroup's guarantee of each of the Securities and the Warrants, the related indenture, the related warrant agreement, the amended and restated declaration of trust, and Citigroup Funding's and Citigroup's obligations to pay all fees, costs, expenses, debts and liabilities of Trust 2006-1, other than with respect to Trust Securities, will provide a full and unconditional guarantee by each of Citigroup Funding and Citigroup of Trust 2006-1's obligations under the Certificates.

MODIFICATIONS OF THE CERTIFICATE GUARANTEE; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the Certificates, in which case no vote will be required, the Certificate Guarantee may be amended only with the prior approval of the holders of a majority of the outstanding Certificates. All guarantees and agreements contained in the Certificate Guarantee will bind the successors, assignees, receivers, trustees and representatives of Citigroup Funding and Citigroup and shall inure to the benefit of the holders of the Certificates then outstanding.

CERTIFICATE GUARANTEE ENFORCEMENT EVENTS

     An enforcement event under the Certificate Guarantee will occur upon the failure of Citigroup Funding or Citigroup, as applicable, to perform any of their respective payment or other obligations thereunder. The holders of a majority of the Certificates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the Certificate Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the Certificate Guarantee. If the guarantee trustee fails to enforce the guarantee trustee's rights under the Certificate Guarantee, any holder of the Certificates may directly institute a legal proceeding against Citigroup Funding or Citigroup, as applicable, to enforce the guarantee trustee's rights under the Certificate Guarantee, without first instituting a legal proceeding against Trust 2006-1, the guarantee trustee or any other person or entity. A holder of the Certificates may also directly institute a legal proceeding against Citigroup Funding or Citigroup, as applicable, to enforce such holder's right to receive payment under the Certificate Guarantee without first directing the guarantee trustee to enforce the terms of the Certificate Guarantee or instituting a legal proceeding against Trust 2006-1 or any other person or entity.

     Citigroup Funding and Citigroup will be required to provide annually to the guarantee trustee a statement as to the performance by Citigroup Funding and Citigroup of certain of their obligations under the Certificate Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, prior to the occurrence of a default with respect to the Certificate Guarantee and after the curing of all defaults that may have occurred, undertakes to perform only the duties that are specifically set forth in the Certificate Guarantee. If any default occurs with respect to the Certificate Guarantee that has not been cured or waived and the guarantee trustee has actual knowledge of it, the guarantee trustee will exercise its rights and powers under the Certificate Guarantee, and use the same degree of care and skill in the exercise of such rights and powers as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the Certificate Guarantee at the request of any holder of the Certificates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE CERTIFICATE GUARANTEE

     The Certificate Guarantee will terminate as to the Certificates upon full payment to the holders of the Certificates of

     - the maturity payment,

     - the accelerated maturity payment, or

     - the amounts payable in accordance with the amended and restated declaration of trust upon liquidation of Trust 2006-1.

The Certificate Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Certificates must restore payment of any sum paid under the Certificates or the Certificate Guarantee.

STATUS OF THE CERTIFICATE GUARANTEE

     The Certificate Guarantee will constitute a guarantee of payment and not of collection. The guaranteed party may institute a legal proceeding directly against either Citigroup Funding or Citigroup to enforce its rights under the Certificate Guarantee without first instituting a legal proceeding against any other person or entity.

GOVERNING LAW

     The Certificate Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                      DESCRIPTION OF THE UNDERLYING BASKET

GENERAL

     The Underlying Basket will be established on the Pricing Date and will be calculated by Citigroup Global Markets, as calculation agent. The Underlying Basket will represent the values of two equity indices: the Dow Jones Industrial Average and the Nikkei 225 Stock Average. The Starting Value of the Underlying Basket will be set to 100 on the Pricing Date and the initial relative weighting of each index comprising the Underlying Basket will be 50% for each of the two indices comprising the Underlying Basket. Each index comprising the Underlying Basket is described in more detail below.

COMPUTATION OF THE UNDERLYING BASKET

     The calculation agent will calculate the closing value of the Underlying Basket on any Index Business Day by summing the products of (i) the closing value on that day of each index comprising the basket and (ii) a fixed factor (the "Multiplier") applicable to each index.

     The Multiplier for each index will be determined on the Pricing Date as follows:

                                     Weighting for the Applicable Index
                       Multiplier =  ---------------------------------------------------------  X 100
                                     Closing Value of the Applicable Index on the Pricing Date

The Multipliers will be calculated in this way so that the closing value of the Underlying Basket will equal 100 on the Pricing Date. The Multipliers will not be revised subsequent to their determination on the Pricing Date except that the calculation agent may in its good faith judgment adjust the Multiplier of any index comprising the basket in the event that index is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that index had those material changes or modifications not been made.

     The value of the Underlying Basket will vary based on the increase or decrease in the value of each index comprising the basket. Any increase in the value of an index (assuming no change in the value of the other index) will result in an increase in the value of the Underlying Basket. Conversely, any decrease in the value of an index (assuming no change in the value of the other index) will result in a decrease in the value of the Underlying Basket.

     The following table sets forth the weighting, the closing value on the Pricing Date and the Multiplier for each index comprising the Underlying Basket.

                                                   WEIGHTING   CLOSING VALUE ON
INDEX                                                  %       THE PRICING DATE   MULTIPLIER
-----                                              ---------   ----------------   ----------
Dow Jones Industrial Average.....................     50%
Nikkei 225 Stock Average.........................     50%

HYPOTHETICAL HISTORICAL DATA ON THE UNDERLYING BASKET

     The following table sets forth the hypothetical closing values of the Underlying Basket on the last Index Business Day of each month in the period from January 1996 through September 2006, each calculated as if the Underlying Basket had been created on January 1, 1996 with an initial value of 100. The Underlying Basket actually will be established on the Pricing Date with a value of 100.

     Actual historical closing values of each of the two component indices were used to calculate the hypothetical closing values of the Underlying Basket. However, these hypothetical closing values should not be taken as an indication of the actual composition of the Underlying Basket or the future performance of the Underlying Basket, or what the market value of the Certificates, the Securities and the Warrants may be. Any hypothetical historical upward or downward trend in the value of the Underlying Basket during any period set forth below is not an indication that the Underlying Basket is more or less likely to increase or decrease at any time during the term of the Certificates, the Securities and the Warrants.

                        1996     1997     1998     1999     2000     2001     2002     2003     2004     2005     2006
                       ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
January..............  105.10   112.70   119.10   127.93   156.07   141.22   122.09    99.68   129.62   131.16   148.06
February.............  104.25   113.90   125.86   127.09   149.19   134.97   125.39    98.15   131.20   134.74   148.20
March................  108.46   109.64   127.58   135.48   157.90   129.24   129.40    98.16   130.69   132.00   151.48
April................  109.89   116.68   127.92   147.45   150.11   139.96   126.11   102.57   129.51   127.30   153.62
May..................  110.39   122.14   126.40   143.73   143.92   140.00   126.59   107.68   127.83   130.66   148.05
June.................  111.95   126.83   127.31   151.31   145.90   135.26   117.05   110.66   131.81   129.55   147.97
July.................  106.10   131.51   128.02   149.06   142.39   132.67   110.23   114.29   127.58   133.92   148.20
August...............  105.63   120.36   109.17   149.69   152.02   124.18   108.86   118.03   127.30   133.66   151.83
September............  111.72   122.65   110.37   145.31   143.70   111.05    97.80   116.34   125.73   137.43   154.70
October..............  110.42   114.14   118.09   150.00   143.79   114.76   103.79   122.34   125.09   136.25
November.............  116.62   118.31   126.54   152.99   138.63   123.18   110.12   121.00   129.32   143.01
December.............  111.73   115.67   124.55   159.99   140.09   124.45   103.10   129.02   134.27   145.27

     The following graph sets forth the hypothetical historical closing values of the Underlying Basket on each Index Business Day from January 1, 1996 through October 16, 2006, each calculated as if the Underlying Basket had been created on January 1, 1996 with an initial value of 100. The hypothetical past movements of the Underlying Basket are not indicative of future Underlying Basket values.

                                    (GRAPH)

                DESCRIPTION OF THE DOW JONES INDUSTRIAL AVERAGE

GENERAL

     Unless otherwise stated, we have derived all information regarding the Dow Jones Industrial Average provided in this offering document, including its composition, method of calculation and changes in components, from Dow Jones, publicly available sources and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, Dow Jones. Dow Jones is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Dow Jones Industrial Average at any time. None of Trust 2006-1, Citigroup Funding, Citigroup, Citigroup Global Markets, the trustees or the warrant agent assumes any responsibility for the accuracy or completeness of any information relating to the Dow Jones Industrial Average.

     The Dow Jones Industrial Average is a benchmark of performance for leading companies in the U.S. stock market. The index consists of 30 "blue-chip" U.S. stocks, although this has not always been the case. The index initially consisted of twelve common stocks and was first published in The Wall Street Journal in 1896. The index was increased to include 20 common stocks in 1916 and to 30 common stocks in 1928. The number of common stocks in the index has remained at 30 since 1928, and, in an effort to maintain continuity, the constituent corporations represented in the index have been changed on a relatively infrequent basis.

     The Dow Jones Industrial Average is a price-weighted index (i.e., the weight of an underlying stock in the index is based on its price per share rather than the total market capitalization of the issuer of such component stock) comprised of 30 common stocks chosen by the editors of The Wall Street Journal from companies outside of the transportation or utility business that are representative of the broad market of U.S. industry. The corporations represented in the Dow Jones Industrial Average tend to be leaders within their respective industries and their stocks are typically widely held by individuals and institutional investors. Changes in the composition of the index are made entirely by the editors of The Wall Street Journal without consultation with the corporations represented in the index, any stock exchange, any official agency, Trust 2006-1 or Citigroup Funding. Changes to the common stocks included in the index tend to be made infrequently. Historically, most substitutions have been the result of mergers, but from time to time, changes may be made to achieve what the editors of The Wall Street Journal deem to be a more accurate representation of the broad market of U.S. industry. In choosing a new corporation for the Dow Jones Industrial Average, the editors of The Wall Street Journal look for leading industrial companies with a successful history of growth and wide interest among investors. The component stocks of the index may be changed at any time for any reason. Dow Jones, publisher of The Wall Street Journal, is not affiliated with Trust 2006-1 or Citigroup Funding and has not participated in any way in the issuance of the Certificates, the Securities and the Warrants.

     The value of the Dow Jones Industrial Average is the sum of the primary exchange prices of each of the 30 common stocks included in the index, divided by a divisor that is designed to provide meaningful continuity in the value of the index. Because the index is price-weighted, stock splits or changes in the component stocks could result in distortions in the index value. In order to prevent such distortions related to extrinsic factors, the divisor is changed in accordance with a mathematical formula that reflects adjusted proportions within the index. The current divisor of the index is published daily in The Wall Street Journal and other publications. In addition, other statistics based on the index may be found in a variety of publicly available sources.

     THE DOW JONES INDUSTRIAL AVERAGE DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE PAYMENT ON THE CERTIFICATES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

HISTORICAL DATA ON THE DOW JONES INDUSTRIAL AVERAGE

     The following table sets forth the value of the Dow Jones Industrial Average at the end of each month in the period from January 1996 through September 2006. These historical data on the Dow Jones Industrial Average are not indicative of the future performance of the Dow Jones Industrial Average or what the value of the Certificates, the Securities and the Warrants may be. Any historical upward or downward trend in the value of the Dow Jones Industrial Average during any period set forth below is not an indication that the Dow Jones Industrial Average is more or less likely to increase or decrease at any time during the term of the Certificates, the Securities and the Warrants.

                        1996      1997      1998       1999       2000       2001       2002       2003       2004       2005
                       -------   -------   -------   --------   --------   --------   --------   --------   --------   --------
January..............  5395.30   6813.09   7906.50    9358.83   10940.53   10887.36    9920.00    8053.81   10488.07   10489.94
February.............  5485.62   6877.74   8545.72    9306.58   10128.31   10495.28   10106.13    7891.08   10583.92   10766.23
March................  5587.14   6583.48   8799.81    9786.16   10921.92    9878.78   10403.94    7992.13   10357.70   10503.76
April................  5569.08   7008.99   9063.37   10789.04   10733.91   10734.97    9946.22    8480.09   10225.57   10192.51
May..................  5643.18   7331.04   8899.95   10559.74   10522.33   10911.94    9925.25    8850.26   10188.45   10467.48
June.................  5654.63   7672.79   8952.02   10970.80   10447.89   10502.40    9243.26    8985.44   10435.48   10274.97
July.................  5528.91   8222.61   8883.29   10655.15   10521.98   10522.81    8736.59    9233.80   10139.71   10640.91
August...............  5616.21   7622.42   7539.07   10829.28   11215.10    9949.75    8663.50    9415.82   10173.92   10481.60
September............  5882.17   7945.26   7842.62   10336.95   10650.92    8847.56    7591.93    9275.06   10080.27   10568.70
October..............  6029.38   7442.08   8592.10   10729.86   10971.14    9075.14    8397.03    9801.12   10027.47   10440.07
November.............  6521.70   7823.13   9116.55   10877.81   10414.49    9851.56    8896.09    9782.46   10428.02   10805.87
December.............  6448.27   7908.25   9181.43   11497.12   10786.85   10021.50    8341.63   10453.92   10783.01   10717.50

                         2006
                       --------
January..............  10864.86
February.............  10993.41
March................  11109.32
April................  11367.14
May..................  11168.31
June.................  11150.22
July.................  11185.68
August...............  11381.15
September............  11679.07
October..............
November.............
December.............

     The closing value of the Dow Jones Industrial Average on October 24, 2006 was 12127.9.

     The following graph illustrates the historical performance of the Dow Jones Industrial Average based on the closing value thereof on each Index Business Day from January 1, 1996 through October 16, 2006. Past movements of the index are not indicative of future index values.

                                    (GRAPH)

LICENSE AGREEMENT

     Dow Jones and Citigroup Global Markets Limited, an affiliate of Citigroup Funding, have entered into a non-exclusive license agreement providing for the license to Citigroup Funding, in exchange for a fee, of the right to use indices owned and published by Dow Jones in connection with certain securities, including the Certificates, the Securities and the Warrants.

     The license agreement between Dow Jones and Citigroup Global Markets Limited provides that the following language must be stated in this offering document.

     "The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the holders of the Certificates, the Securities and the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Certificates, the Securities and the Warrants particularly. Dow Jones' only relationship to Trust 2006-1 and Citigroup Funding is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the Dow Jones Industrial Average, which is determined, composed and calculated by Dow Jones without regard to Trust 2006-1, Citigroup Funding or the Certificates, the Securities and the Warrants. Dow Jones has no obligation to take the needs of Trust 2006-1, Citigroup Funding or the holders of the Certificates, the Securities and the Warrants into consideration in determining, composing or calculating the Dow Jones Industrial Average. Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Certificates, the Securities and the Warrants to be issued or in the determination or calculation of the equation by which the Certificates, the Securities and the Warrants are to be converted into cash. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the Certificates, the Securities and the Warrants.

     DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN AND

DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY TRUST 2006-1, CITIGROUP FUNDING, HOLDERS OF THE CERTIFICATES, THE SECURITIES AND THE WARRANTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND CITIGROUP FUNDING."

                  DESCRIPTION OF THE NIKKEI 225 STOCK AVERAGE

GENERAL

     Unless otherwise stated, all information herein relating to the Nikkei 225 Stock Average has been derived from the Stock Market Indices Data Bank published by NKS and other publicly available sources. Such information reflects the policies of NKS as of August 31, 1998, as stated in such sources. Such policies are subject to change at the discretion of NKS. NKS is under no obligation to continue to publish, and may discontinue or suspend the publication of, the Nikkei 225 Stock Average at any time. None of Trust 2006-1, Citigroup Funding, Citigroup, Citigroup Global Markets, the trustees or the warrant agent assumes any responsibility for the accuracy or completeness of such information.

     The Nikkei 225 Stock Average is a stock index calculated, published and disseminated by NKS that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Stock Average is currently based on 225 highly capitalized component stocks trading on the TSE representing a broad cross-section of Japanese industries. All 225 component stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section are among the most actively traded stocks on the TSE.

COMPUTATION OF THE NIKKEI 225 STOCK AVERAGE

     While NKS currently employs the following methodology to calculate the Nikkei 225 Stock Average, no assurance can be given that NKS will not modify or change such methodology in a manner that may affect the amount of the payment on the Certificates, the Securities and the Warrants.

     The Nikkei 225 Stock Average is a modified, price-weighted index (i.e., a component stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each component stock by the corresponding weighting factor for such component stock (a "Weight Factor"), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the "divisor"). The divisor, initially set in 1949 at 225, was 24.140 as of October 4, 2005 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing Y50 by the par value of the relevant component stock, so that the share price of each component stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of Y50. The stock prices used in the calculation of the Nikkei 225 Stock Average are those reported by a primary market for the component stocks (currently the TSE). The level of the Nikkei 225 Stock Average is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the level of the Nikkei 225 Stock Average in the event of certain changes due to non-market factors affecting the component stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei 225 Stock Average is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Stock Average. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any component stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new divisor (i.e., the level of the Nikkei 225 Stock Average immediately after such change) will equal the level of the Nikkei 225 Stock Average immediately prior to the change.

     Component stocks may be deleted or added by NKS. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the component stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. Upon deletion of a stock from the component stocks, NKS will select a suitable replacement for such deleted component stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NKS to be representative of a market may be added to the component stocks. In such a case, an existing component stock with low trading volume and not representative of a market will be deleted by NKS.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Stock Average. The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this offering document that NKS makes any representation or warranty, implied or express, to us, the holders of the Certificates, the Securities and the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Certificates, the Securities and the Warrants in particular or the ability of the Nikkei 225 Stock Average to track general stock market performance. NKS has no obligation to take our needs or those of the holders of the Certificates, the Securities and the Warrants into consideration in determining, composing or calculating the Nikkei 225 Stock Average. NKS is not responsible for, and has not participated in the determination of, the timing of, prices for, or quantities of, the Certificates, the Securities and the Warrants to be issued or in the determination or calculation of the equation by which the Interest Distribution Amount or any other amount payable with respect to the Certificates, the Securities and the Warrants is set. NKS has no obligation or liability in connection with the administration, marketing or trading of the Certificates, the Securities and the Warrants.

     THE NIKKEI 225 STOCK AVERAGE DOES NOT REFLECT THE PAYMENT OF DIVIDENDS ON THE STOCKS UNDERLYING IT AND THEREFORE THE PAYMENT ON THE CERTIFICATES WILL NOT PRODUCE THE SAME RETURN YOU WOULD RECEIVE IF YOU WERE TO PURCHASE SUCH UNDERLYING STOCKS AND HOLD THEM UNTIL THE MATURITY DATE.

THE TOKYO STOCK EXCHANGE

     The TSE is one of the world's largest securities exchanges in terms of market capitalization. The TSE is a two-way, continuous, pure auction market. Trading hours are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal index business day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Stock Average(SM) on such index business day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances. These include daily price floors and ceilings intended to prevent extreme fluctuations in individual stock prices. In general, any stocks listed on the TSE cannot be traded at a price outside of these limits, which are stated in terms of absolute amounts of Japanese yen, and not percentage, changes from the closing price of the stock on the previous day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter orders and balance supply and demand for stock. Investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances including, for example, unusual trading activity in that stock. As a result, variations in the Nikkei 225 Stock Average may be limited by price limitations, or by suspension of trading, on individual stocks which comprise the Nikkei 225 Stock Average which may, in turn, adversely affect the value of the Certificates, the Securities and the Warrants under certain circumstances.

HISTORICAL DATA ON THE NIKKEI 225 STOCK AVERAGE

     The following table sets forth the value of the Nikkei 225 Stock Average at the end of each month in the period from January 1996 through September 2006. These historical data on the Nikkei 225 Stock Average are not indicative of the future performance of the Nikkei 225 Stock Average or what the value of the Certificates, the Securities and the Warrants may be. Any historical upward or downward trend in the value of the Nikkei 225 Stock Average during any period set forth below is not an indication that the Nikkei 225 Stock Average is more or less likely to increase or decrease at any time during the term of the Certificates, the Securities and the Warrants.

                         1996       1997       1998       1999       2000       2001       2002       2003       2004       2005
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
January..............  20812.74   18330.01   16628.47   14499.25   19539.70   13843.55    9997.80    8339.94   10783.61   11387.59
February.............  20125.37   18557.00   16831.67   14367.54   19959.52   12883.54   10587.83    8363.04   11041.92   11740.60
March................  21406.85   18003.40   16527.17   15836.59   20337.32   12999.70   11024.94    7972.71   11715.39   11668.95
April................  22041.30   19151.12   15641.26   16701.53   17973.70   13934.32   11492.54    7831.42   11761.79   11008.90
May..................  21956.19   20068.81   15670.78   16111.65   16332.45   13262.14   11763.70    8424.51   11236.37   11276.59
June.................  22530.75   20604.96   15830.27   17529.74   17411.05   12969.05   10621.84    9083.11   11858.87   11584.01
July.................  20692.83   20331.43   16378.97   17861.86   15727.49   11860.77    9877.94    9563.21   11325.78   11899.60
August...............  20166.90   18229.42   14107.89   17436.56   16861.26   10713.51    9619.30   10343.55   11081.79   12413.60
September............  21556.40   17887.71   13406.39   17605.46   15747.26    9774.68    9383.29   10219.05   10823.57   13574.30
October..............  20466.86   16458.94   13564.51   17942.08   14539.60   10366.34    8640.48   10559.59   10771.42   13606.50
November.............  21020.36   16636.26   14883.70   18558.23   14648.51   10697.44    9215.56   10100.57   10899.25   14872.15
December.............  19361.35   15258.74   13842.17   18934.34   13785.69   10542.62    8578.95   10676.64   11488.76   16111.43

                         2006
                       --------
January..............  16649.82
February.............  16205.43
March................  17059.66
April................  16906.23
May..................  15467.33
June.................  15505.18
July.................  15456.81
August...............  16140.76
September............  16127.58
October..............
November.............
December.............

     The closing value of the Nikkei 225 Stock Average on October 24, 2006 was 16780.47.

     The following graph illustrates the historical performance of the Nikkei 225 Stock Average based on the closing value thereof on each Index Business Day from January 1, 1996 through October 16, 2006. Past movements of the index are not indicative of future index values.

                                    (GRAPH)

LICENSE AGREEMENT

     The Nikkei 225 Stock Average(SM) is the intellectual property of NKS. "Nikkei," "Nikkei Stock Average," "Nikkei Average" and "Nikkei 225" are the service marks of NKS. NKS reserves all the rights, including copyright, to the Nikkei 225 Stock Average.

     NKS is under no obligation to continue the calculation and dissemination of the Nikkei 225 Stock Average. The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this offering document that NKS makes any representation or warranty, implied or express, to us, the holders of the Certificates, the Securities and the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Certificates, the Securities and the Warrants in particular or the ability of the Nikkei 225 Stock Average to track general stock market performance. NKS has no obligation to take our needs or those of the holders of the Certificates, the Securities and the Warrants into consideration in determining, composing or calculating the Nikkei 225 Stock Average. NKS is not responsible for, and has not participated in the determination of, the timing of, prices for, or quantities of, the Certificates, the Securities and the Warrants to be issued or in the determination or calculation of the equation by which the Interest Distribution Amount or any other amount payable with respect to the Certificates, the Securities and the Warrants is set. NKS has no obligation or liability in connection with the administration, marketing or trading of the Certificates, the Securities and the Warrants.

     NKS has entered into a license agreement providing Citigroup Funding a license, in exchange for a fee, of certain trade and service marks with respect to indices owned and published by NKS in connection with the issuance of the Certificates, the Securities and the Warrants. The use of and reference to the Nikkei 225 Stock Average in connection with the Certificates, the Securities and the Warrants have been consented to by NKS, the publisher of the Nikkei 225 Stock Average.

     NKS gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Stock Average and is under no obligation to continue the calculation and dissemination of the Nikkei 225 Stock Average. The Certificates, the Securities and the Warrants are not sponsored, endorsed, sold or promoted by NKS. No inference should be drawn from the information contained in this offering document that NKS makes any representation or warranty, implied or express, to Trust 2006-1, Citigroup Funding, the holders of the Certificates, the Securities and the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Certificates, the Securities and the Warrants in particular or the ability of the Nikkei 225 Stock Average to track general stock market performance. NKS has no obligation to take the needs of Trust 2006-1, Citigroup Funding or the holders of the Certificates, the Securities and the Warrants into consideration in determining, composing or calculating the Nikkei 225 Stock Average. NKS is not responsible for, and has not participated in the determination of, the timing of, prices for, or quantities of, the Certificates, the Securities and the Warrants to be issued or any other amount payable with respect to the Certificates, the Securities and the Warrants is set. NKS has no obligation or liability in connection with the administration, marketing or trading of the Certificates, the Securities and the Warrants.

     NKS disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei 225 Stock Average or the manner in which such index is applied in determining the Interest Distribution Amount or any other amount payable in respect of the Certificates, the Securities and the Warrants.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of the principal U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Certificates. Unless otherwise specifically indicated, this summary addresses the tax consequences only to a person that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of the Certificates (a "U.S. Holder"). All references to "holders" (including U.S. Holders) in this section are to beneficial owners of the Certificates. This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase the Certificates by any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that will hold the Certificates as part of a position in a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment, who hold other stocks or securities reflecting positions in the Underlying Basket or investment portfolios that include shares of any of the companies included in the indices comprising the Underlying Basket, or who acquire Certificates within 30 days of selling such positions or shares, (iii) persons whose functional currency is not the United States dollar, (iv) persons that do not hold the Certificates as capital assets or (v) persons that did not purchase the Certificates in the initial offering.

     This summary is based on United States federal income tax laws, regulations, rulings and decisions in effect as of the date of this offering document, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

     The following discussion assumes that none of the companies included in the Underlying Basket is or will become at any time during the term of the Certificates, a passive foreign investment company for U.S. federal income tax purposes. Prospective investors should note that if that assumption is not accurate, then it is possible that the U.S. federal income tax consequences of owning the Certificates would differ significantly from the consequences described below.

     The discussion below contains certain statements regarding the advisability of certain tax elections. These statements are of a general nature and are not addressed to any taxpayer's particular circumstances. A PROSPECTIVE INVESTOR IN THE CERTIFICATES SHOULD CONSULT ITS OWN TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE CERTIFICATES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

TAX STATUS OF TRUST 2006-1

     Trust 2006-1 will be treated as a grantor trust owned solely by the present and future holders of Certificates for U.S. federal income tax purposes, and accordingly, income received by Trust 2006-1 will be treated as income of the holders of the Certificates in the manner set forth below.

CHARACTERIZATION OF TRUST ASSETS

     There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of the Securities and the Warrants. Pursuant to the amended and restated declaration of trust of Trust 2006-1, every holder of the Certificates, Trust 2006-1 and Citigroup Funding agrees to characterize and treat for U.S. federal income tax purposes, in the absence of an administrative determination or judicial ruling to the contrary, (i) the Security and the Warrant as two separate financial instruments; (ii) each Security as a cash-settled variable prepaid forward contract with respect to the Underlying Basket under which at the time of issuance of the Certificates, you pay Citigroup Funding, with respect to the Security, the amount set forth on the cover page of this offering document as the offering price for the Security (the "issue price") in consideration for Citigroup Funding's obligation to deliver to you at maturity of the Security a cash amount equal to $10 plus a Security Return Amount (which may be positive, zero, or negative) based upon the performance of the Underlying Basket, in full satisfaction of its obligation under such forward contract; and (iii) each Warrant as a cash-settled put option with respect to the Underlying Basket under which at the time of issuance of the Certificates, with respect to the Warrant, you pay Citigroup Funding the amount set forth on the cover page of this offering document as the offering price for the Warrant (the "option premium") in consideration for the right to sell to Citigroup Funding at expiration of the Warrant, for a cash amount equal to $10, a notional position in the Underlying Basket with an initial value of $10.

     Trust 2006-1 and Citigroup Funding will report to you and to the Internal Revenue Service ("IRS") the payments under the Securities and the Warrants according to this agreed-to characterization and treatment. Unless explicitly stated otherwise, based on the agreement above and certain representations made by Citigroup Funding with respect to the Securities and the Warrants, the remainder of this section "Certain United States Federal Income Tax Considerations" assumes that you will be treated as the owner of your pro rata portion of two separate financial instruments consisting of the Security and the Warrant, rather than as the owner of a single financial instrument. Prospective investors in the Certificates should be aware, however, that no ruling is being requested from the IRS with respect to the Securities and the Warrants and the IRS might take a different view as to the proper characterization of the Securities or of the Warrants and of the U.S. federal income tax consequences to a holder thereof. As discussed below, alternative treatments of the Certificates could result in less favorable U.S. federal income tax consequences to you, including a requirement to accrue income on a current basis and to treat any gain as ordinary income.

TAX BASIS IN THE SECURITIES AND THE WARRANTS

     In order to determine your tax basis in the Securities and the Warrants, you should allocate the purchase price paid for your Certificates between your pro rata portion of the Securities and the Warrants, in proportion to the fair market values thereof. Your initial tax basis in a Security generally will equal
the issue price of           , and your initial tax basis in a Warrant will
equal the option premium of           .

OVERVIEW

     Your tax treatment may differ significantly depending on whether you hold a Security and a Warrant together as a Certificate or whether you exchange your Certificate for your pro rata portion of the assets of Trust 2006-1 and hold a Security or Warrant separately, without holding the other. In addition, your tax treatment will depend on the application of the straddle rules described in more detail under "-- Taxation of Certificates -- Straddle Rules." Unless specified otherwise, the discussion below assumes that the straddle rules will apply to the Securities and the Warrants throughout the term of the Certificates. Furthermore, your tax treatment may depend on certain elections discussed in more detail below. In particular, it is important that you consider making the "mixed straddle" election described under "-- Taxation of Certificates -- Mixed Straddle Election." Otherwise, you may be required to recognize gain on the Warrants, if any, on an annual basis. Unless otherwise specified, the discussion below assumes that the mixed straddle election and the identified straddle election described in more detail under "-- Taxation of Certificates -- Straddle Rules -- Treatment of Losses; Identified Straddle Election," below, will apply.

     As discussed in more detail below, in general the tax treatment of your investment in the Securities and the Warrants will be as follows:

  Any gain you realize with respect to the Certificates (such as at maturity or upon sale) will be short-term capital gain, unless you take the steps described in the next italicized paragraph below.

     - If you hold Certificates at maturity or if you sell all of your Certificates prior to maturity, you will recognize net capital gain or loss at maturity or upon sale, as applicable, equal to the difference between the amount of cash received and the amount you paid for the Certificates. Your capital gain or loss will be short-term gain or loss regardless of how long you have held the Certificates.

  You will recognize long-term capital gain, if any, only if you exchange Certificates for a pro rata portion of the Warrants and Securities and dispose of either the Warrants or the Securities and continue to hold the other for more than one year. You should be aware, however, that if you hold only the Securities or only the Warrants, you will lose the benefit of principal protection at maturity.

     - If you dispose of the Warrants and continue to hold the Securities, you will recognize short-term capital gain on the disposition of the Warrants if the amount realized exceeds the option premium. You will have capital gain or loss on the subsequent sale or other taxable disposition of the Securities, which will be long-term gain or loss only if you continue to hold the Securities for more than one year after your disposition of the Warrants.

     - If you dispose of the Securities and continue to hold the Warrants, you will recognize short-term capital gain on disposition of the Securities if the amount realized exceeds the issue price. You will have capital gain or loss on the subsequent sale or other taxable disposition of the Warrants, which will be long-term gain or loss only if you continue to hold the Warrants for more than one year after your disposition of the Securities.

TAXATION OF CERTIFICATES

In General

     Except where otherwise stated, the discussion below assumes that the mixed straddle election described under "-- Taxation of Certificates -- Mixed Straddle Election" will apply. Under that assumption, you will not be required to accrue income or to take into account any gain or loss with respect to the Certificates until maturity or disposition of the Certificates.

Maturity, Sale, Exchange or Other Taxable Disposition of Certificates

     The maturity, sale or exchange of the Certificates will be treated as a taxable disposition of the Securities and of the Warrants. Accordingly, if you dispose of all of your Certificates, you generally will recognize net capital gain or loss equal to the difference between the amount realized and the amount you paid for the

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Certificates. As described below under "-- Taxation of Certificates -- Straddle
Rules -- Holding Period," your capital gain or loss will be short-term gain or loss regardless of how long you have held the Certificates at the time of maturity or disposition. For discussion of the treatment of a partial sale or other taxable disposition of Certificates, see below under "-- Taxation of Certificates -- Straddle Rules -- Treatment of Losses; Identified Straddle Election."

Straddle Rules

     In General. As described above, the maturity, sale or exchange of all or part of your Certificates will be treated as a taxable disposition of the Securities and Warrants relating to those Certificates. In that event, you may realize gain on the Securities and a loss on the Warrants, or vice versa. As described below, special U.S. federal income tax "straddle" rules apply when taxpayers realize gains and losses from offsetting positions in actively traded personal property.

     A Security and a Warrant will constitute a straddle at the issuance of the Certificates, because your risk of loss from holding the Security is substantially diminished at that time by your ownership of the Warrant. The remainder of this section "Certain United States Federal Income Tax Considerations" assumes that the Securities and the Warrants will be subject to the straddle rules throughout the term of the Certificates. As a result, special loss, holding period rules, and expense capitalization rules will apply to the Securities and the Warrants, as described immediately below. You should consult your own tax advisors if you own any other stocks or securities reflecting positions in the Underlying Basket or investment portfolios that include shares of any of the companies included in the indices comprising the Underlying Basket.

     Treatment of Losses; Identified Straddle Election. Under the general straddle rules, you would be permitted to take into account a loss recognized on a position in the straddle only to the extent the loss exceeds any unrecognized gain at the end of a taxable year with respect to any offsetting position in the straddle (which could be the Certificates, Securities or Warrants) retained by you. As a result, if you sold, exchanged or otherwise disposed of a part, but not all of your Certificates, you might be required to pay tax on taxable gain in excess of your economic gain on the Certificates that you sold.

     This general loss deferral rule will not apply, however, if each Security and each Warrant is identified as positions comprising a separate "identified straddle" (an "identified straddle" election), in the manner described in more detail below. Under the identified straddle election, if you realize a loss on the disposition of a Warrant held as part of an identified straddle and a gain on the Security held as part of the same identified straddle (or vice versa), the loss on the first instrument will be added to the basis of the second instrument. As a result, upon a disposition of your Certificates, your net capital gain or loss from that disposition will be equal to the difference between the amount realized and the amount you paid for the sold Certificates.

     In order to make an "identified straddle" election, the positions in the straddle must be clearly identified on the taxpayer's records as an identified straddle before the close of the day on which the straddle is acquired, subject to regulations. Trust 2006-1 will make an identified straddle election on behalf of all holders of the Certificates by identifying on its records each Security and each Warrant as a separate identified straddle before the close of the day on which the Securities and Warrants are acquired. It is unclear, however, whether the identified straddle election made by Trust 2006-1 on behalf of a holder will be effective. Therefore, it is generally advisable that you also identify each Security and each Warrant as a separate identified straddle in your records no later than the close of the day on which you acquire the Certificates.

     To make the election, you must identify the Securities and the Warrants as an "identified straddle" in your records no later than the close of the day on which you acquire the Certificates. The identified straddle election in its current form is new and certain aspects of its application are uncertain, including the manner in which an identified straddle election may be made. An identification statement is included in this offering document immediately following this section "Certain United States Federal Income Tax Considerations." The identification statement may be sufficient to comply with the requirements for making an identified straddle election, if you keep the identification statement as part of your books and records. In addition, the broker through which you purchased your Certificates may provide a trade confirmation that identifies each Security and each Warrant as a separate identified straddle for purposes of the straddle rules and that provides

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that you agree to treat your positions in the Securities and the Warrants accordingly. In any case, you should keep the trade confirmation together with the identification statement as part of your books and records. You should consult your own tax advisors in determining how the identified straddle rules may apply to you. Except where otherwise stated, the remainder of this section "Certain United States Federal Income Tax Considerations" assumes that an identified straddle election will apply.

     Holding Period. Your holding period in any position that is part of a straddle (for example, the Securities) does not begin until after the date on which you dispose of all positions that offset that position (for example, the Warrants). Therefore, you will recognize short-term capital gain or loss on maturity or disposition of the Certificates regardless of how long you have held the Certificates.

     Capitalization of Expenses. You are required to capitalize any otherwise deductible interest or carrying charges incurred with respect to any position in a straddle by increasing your tax basis in the position, rather than deducting such amounts. The remainder of this section "Certain United States Federal Income Tax Considerations" assumes that you will not have any interest or carrying charges with respect to your Certificates.

Special Rules Applicable to Warrants

     The Warrants may be subject to special rules applicable to "section 1256 contracts" that are described below if the Warrants are treated as "listed options." If the Warrants are not treated as section 1256 contracts, you will not be required to take into account any gain or loss with respect to the Warrants until maturity or disposition of the Certificates or of the Warrants.

     For purposes of the section 1256 rules, a "listed option" is defined as any option "which is traded on (or subject to the rules of) a qualified board or exchange." The Warrants will not be listed on a qualified board or exchange, but the Certificates will be listed on the AMEX. No authority addresses the question of whether the Warrants will be considered subject to the rules of a qualified board or exchange under these circumstances. Accordingly, it is possible that the Warrants may be treated as "listed options" and therefore as "section 1256 contracts." In that case, you would be subject to special timing and holding period rules, absent the "mixed straddle" election described below.

     Under the rules applicable to section 1256 contracts, each Warrant that is part of a Certificate held by you at the close of your taxable year is deemed to be sold at the Warrant's fair market value (the "mark-to-market rule"). You would recognize gain, if any, under the mark-to-market rule equal to the difference between the Warrant's fair market value and your basis in the Warrant, which is equal to the option premium you paid to purchase the Warrant, adjusted for any gain or loss that you took into account in prior years under the mark-to-market rule. Any losses realized under the mark-to-market rule would be subject to deferral, however, under the straddle rules described above. Any gain or loss from the deemed mark-to-market sale would be required to be taken into account as 60% long-term capital gain or loss and 40% short-term capital gain or loss (the "60/40 rule"), regardless of your holding period for the Certificate. Similarly, any gain or loss realized on disposition of the Certificate or possibly on exchange of a Certificate for your pro rata share of the Securities and the Warrants would be subject to the 60/40 rule to the extent such gain or loss were allocable to the Warrant.

Mixed Straddle Election

     As discussed above under "-- Taxation of Certificates -- Special Rules Applicable to Warrants," the Warrants may be treated as section 1256 contracts. The Securities will not be treated as section 1256 contracts. A mixed straddle is any "straddle" in which at least one, but not all, of the positions, is a section 1256 contract. Accordingly, holding the Certificates may constitute a "mixed straddle" under the rules governing section 1256 contracts. If you hold a Certificate, generally it will be advisable for you to make a "mixed straddle" election with respect to the Certificate. If you make this election, the mark-to-market rule would not apply to the Warrants even if they were treated as listed options and subject to the section 1256 rules. Accordingly, you will not be required to take into account any gain or loss with respect to the Warrants until they mature or you dispose of either the Warrants or the Securities.

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

     In order to make a "mixed straddle" election, the positions in the straddle must be clearly identified on the taxpayer's records as a mixed straddle before the close of the day on which the straddle is acquired. In addition, the taxpayer must file IRS Form 6781. Trust 2006-1 will make a "mixed straddle" election on behalf of all holders of the Certificates by identifying on its records the Securities and the Warrants as a mixed straddle before the close of the day on which the Securities and Warrants are acquired, and by filing IRS form 6781. It is unclear, however, whether the election made by Trust 2006-1 on behalf of a holder will be effective. Therefore, it is generally advisable that you also make a "mixed straddle" election.

     To make the election, you must check Box A on IRS Form 6781 (a copy of which is attached to this offering document as Exhibit B and also is available on the IRS website at http://www.irs.gov) and attach the Form to your tax return for the year in which you acquire the Certificates. You must also identify the Securities and the Warrants as a straddle in your records no later than the close of the day on which you acquire the Certificates. The rules do not address specifically how to satisfy the identification requirements of the mixed straddle election. An identification statement is included in this offering document immediately following this section "Certain United States Federal Income Tax Considerations." The identification statement may be sufficient to comply with mixed straddle election requirements, if you keep the identification statement as part of your books and records. In addition, the broker through which you purchased your Certificates may provide a trade confirmation that identifies each Security and each Warrant as a mixed straddle for purposes of the section 1256 rules and that provides that you agree to treat your positions in the Securities and the Warrants accordingly. In any case, you should keep the trade confirmation together with the identification statement as part of your books and records. Except where otherwise stated, the remainder of this section "Certain United States Federal Income Tax Considerations" assumes that a mixed straddle election will apply.

     You will not be able to make the mixed straddle election with respect to the Securities and the Warrants after the first year that you hold your Certificates. The mixed straddle election applies to the taxable year for which the election is made and all future taxable years, and may not be revoked without the consent of the IRS. You should consult your own tax advisors in determining whether to make a mixed straddle election in light of your particular tax circumstances and how to comply with the identification requirements of such election.

EXCHANGE OF CERTIFICATES FOR A PRO RATA PORTION OF SECURITIES AND WARRANTS

In General

     If you exchange the Certificates for a pro rata portion of the Securities and Warrants, you generally will not recognize gain or loss on the exchange. In order to exercise your exchange right, your account must be approved for options trading. You should consult with your financial advisor to determine whether your account would meet the options trading requirements.

     You will not be required to accrue income or to take into account any gain or loss with respect to the Securities until maturity or disposition of the Securities.

     The Warrants will not be listed on an exchange and therefore will not be subject to the section 1256 rules. See discussion above under "-- Taxation of Certificates -- Special Rules Applicable to Warrants." Accordingly, you also will not be required to accrue income or to take into account any gain or loss with respect to the Warrants until maturity or disposition of the Warrants.

Disposition of Securities or Warrants

     If you hold the Securities and Warrants to maturity, or dispose of Securities and Warrants that have been identified as part of an identified straddle at the same time, you generally will be taxed as described under "-- Taxation of Certificates -- Maturity, Sale, Exchange or Other Taxable Disposition of Certificates." As described therein, any gain or loss that you recognize would be short-term capital gain or loss.

     If you dispose of a Warrant and continue to hold the Security identified as part of the same identified straddle, you will realize capital gain or loss equal to the difference between the amount realized on disposition

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of the Warrant and the option premium you paid for the Warrant. Gain, if any, will be taxable in the year of disposition, and will be treated as short-term capital gain. Loss, if any, will be capitalized into the basis of the Security and will not be deductible until you sell or otherwise dispose of the Security. On later disposition of the Security, including on maturity of the Security, you will recognize capital gain or loss equal to the difference between the amount realized on disposition and your adjusted basis for the Security, which will equal the issue price of the Security plus any loss from the Warrant that was capitalized as described in the previous sentence. Gain or loss from disposition of the Security will be long-term gain or loss if you have held the Security for more than one year after disposing of the Warrant, and otherwise will be short-term gain or loss. The deductibility of capital losses is subject to limitations.

     If you dispose of a Security and continue to hold the Warrant identified as part of the same identified straddle, you will realize capital gain or loss equal to the difference between the amount realized on disposition of the Security and the issue price for the Security. Gain, if any, will be taxable in the year of disposition, and will be treated as short-term capital gain. Loss, if any, will be capitalized into the basis of the Warrant and will not be deductible until you sell or otherwise dispose of the Warrant. On later disposition of the Warrant, including on maturity of the Warrant, you will recognize capital gain or loss equal to the difference between the amount realized on disposition and your adjusted basis for the Warrant, which will equal the option premium you paid for the Warrant plus any loss from the Security that was capitalized as described in the previous sentence. Gain or loss from disposition of the Warrant will be long-term gain or loss if you have held the Warrant for more than one year after disposing of the Security, and otherwise will be short-term gain or loss.

     You should be aware that if you dispose of either the Security or the Warrant and hold only the Security or only the Warrant, you will lose the benefit of principal protection at maturity.

POSSIBLE ALTERNATIVE CHARACTERIZATION

     Due to the absence of authority as to the proper characterization of the Securities and Warrants, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment described above. In particular, however, because you will be entitled to cash in an amount equal to or greater than the purchase price paid for the Securities and the Warrants if you hold the Certificates until maturity, the IRS could seek to analyze the federal income tax treatment of a Security and a Warrant as a single four-year debt instrument subject to Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

     The Contingent Payment Regulations are complex. Very generally, if they applied to the Securities and the Warrants, you would be required to accrue original issue discount every year at a "comparable yield" for Citigroup Funding, determined at the time of issuance of the Certificates. This original issue discount would be includible as ordinary interest income in your gross income over the term of the Certificates, although you will receive no payments on the Certificates before maturity. In addition, any gain realized on the sale, exchange or redemption of the Certificates would be treated as ordinary income. Any loss realized on such sale, exchange or redemption would be treated as an ordinary loss to the extent of your original issue discount inclusions with respect to the Certificates. Any loss realized in excess of such amount generally would be treated as a capital loss.

     The Contingent Payment Regulations apply only to debt instruments. As of the date on which the Certificates are issued for initial sale to the public, Citigroup Funding expects that, in general, investors in Certificates will be able to exercise their legal right to exchange their Certificates for a pro rata portion of the Warrants and Securities and to dispose of one separately from the other, without significant impediment. Moreover, investors who wish to obtain long-term capital gain treatment on maturity or disposition of the Securities will have an economic incentive to exchange their Certificates for a pro rata portion of the Warrants and Securities and dispose of the Warrants more than one year prior to maturity of Securities. Accordingly, Citigroup Funding believes that the Securities and the Warrants underlying the Certificates should be treated not as a single debt instrument, but as two separate financial instruments, as described above. No assurance can be provided that the IRS will agree with this position.

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TAX SHELTER REPORTING RULES

     Treasury regulations require that a taxpayer report to the IRS transactions in which the taxpayer has sustained losses equal to or in excess of certain thresholds. This requirement is subject to a number of exceptions intended to eliminate many ordinary course transactions where taxpayers cannot manipulate the timing of losses. However, because you will hold the Securities and the Warrants in the form of a certificate in a trust and because the Securities and the Warrants constitute a straddle, the exceptions will not apply to losses on your investment in the Certificates or losses from the Securities or the Warrants. Accordingly, you generally will be required to report to the IRS any loss arising from your investment in the Certificates that equals or exceeds the loss threshold amount applicable to you. The loss threshold amounts are, in general, $2 million in any taxable year for an individual, partnership, S corporation, estate or trust, and $10 million in any taxable year for a corporation or a partnership with solely corporate investors. If you realize a loss from your investment in Certificates in more than one year, you may be required to combine those losses for reporting purposes, although the loss threshold amounts generally will be higher. You should consult your own tax advisors in determining whether the tax shelter reporting requirements apply to your transactions in the Securities and the Warrants and how to comply with such requirements.

TRUST INFORMATION REPORTING

     The IRS and Treasury recently issued regulations providing information reporting rules for widely held fixed investment trusts. These rules will apply to Trust 2006-1 beginning on January 1, 2007 and generally will require more extensive reporting of trust items to the IRS and investors on IRS Forms 1099s and in accompanying statements, including separate identification of trust income and expense items.

NON-UNITED STATES HOLDERS

     If you are a holder of the Certificates that is not a U.S. Holder, any gain realized upon the sale, maturity, exchange or other taxable disposition of the Certificates, the Securities, or the Warrants generally will not be subject to U.S. income and withholding tax, provided that:

          (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Citigroup Funding's stock entitled to vote, and are not a controlled foreign corporation related, directly or indirectly, to Citigroup Funding through stock ownership;

          (ii) you, as the beneficial owner of the Certificate certify on IRS Form W-8BEN (or successor form), under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation requirements; and

          (iii) if you are an individual, you are not present in the United States for 183 days or more in the taxable year that contains the day of the disposition or if the gain is not attributable to a fixed place of business maintained by you in the United States.

     Prospective investors that are not U.S. Holders should consult their own tax advisors in determining the tax consequences to them of an investment in the Certificates, including the application of U.S. federal, state, local, foreign or other tax laws, and the possible effects of changes in federal or other tax laws.

Estate Tax

     If you are an individual who will be subject to U.S. federal estate tax only with respect to U.S. situs property (generally an individual who at death is neither a citizen nor a domiciliary of the United States) or an entity the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty benefit, the Certificates, the Securities or the Warrants may be treated as U.S. situs property for U.S. federal estate tax purposes. You are urged to consult your own tax advisors regarding the U.S. federal estate tax consequences of investing in the Certificates.

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

INFORMATION REPORTING AND BACKUP WITHHOLDING

     If you are a U.S. Holder, you may be subject to information reporting and to backup withholding on certain amounts paid to you unless you (i) are a corporation or come within certain other exempt categories and demonstrate this fact, or (ii) provide a correct taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. The amount of any backup withholding will be allowed as a credit against your federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the IRS. If you are not a U.S. person, you generally will not be subject to backup withholding and information reporting with respect to the Certificates if you have provided Citigroup Funding with a properly completed IRS Form W-8BEN described above and we do not have actual knowledge or reason to know that you are a U.S. person.

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         IDENTIFICATION OF POSITIONS FORMING A STRADDLE FOR PURPOSES OF
         SECTIONS 1256(D) AND 1092(A)(2) OF THE INTERNAL REVENUE CODE.
                      (Keep with your trade confirmation)

     Pursuant to Internal Revenue Code Sections 1092 and 1256, I hereby identify each Security and each Warrant purchased as part of Citigroup Funding Inc. Safety First Principal-Protected Trust Certificates Linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average (the "Certificates") as positions comprising a separate identified straddle within the meaning of
Section 1092(a)(2) and, if a Warrant otherwise would constitute a "Section 1256 contract", as positions comprising a mixed straddle within the meaning of
Section 1256(d). This identification incorporates by reference the description of the Securities and the Warrants set forth in the prospectus and pricing
supplement dated           , 2006 for the Certificates under the headings
"Description of the Equity Index Participation Securities" and "Description of the Equity Index Warrants." The Securities and the Warrants were acquired on the date shown on the trade confirmation attached hereto.

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                                  UNDERWRITING

     The terms and conditions stated in the terms agreement dated the date of this offering document, which incorporates by reference the underwriting agreement basic provisions dated July 19, 2006, govern the sale and purchase of the Certificates. The terms agreement and the underwriting agreement basic provisions are referred to together as the underwriting agreement. Citigroup Global Markets, as underwriter, has agreed to purchase from Trust 2006-1, and Trust 2006-1 has agreed to sell to Citigroup Global Markets, Certificates.

     The underwriting agreement provides that the obligation of Citigroup Global Markets to purchase the Certificates included in this offering is subject to approval of certain legal matters by counsel and to other conditions. Citigroup Global Markets is obligated to purchase all of the Certificates if it purchases any Certificates.

     Citigroup Global Markets proposes to offer some of the Certificates directly to the public at the public offering price set forth on the cover page of this offering document and some of the Certificates to certain dealers at the
public offering price less a concession not in excess of $       per
Certificate. Citigroup Global Markets may allow, and such dealers may reallow, a
concession not in excess of $     per Certificate on sales to certain other
dealers. Sales may also be made through Citicorp Investment Services and Citicorp Financial Services Corp., broker-dealers affiliated with Citigroup Global Markets, acting as agents. Citicorp Investment Services and Citicorp Financial Services Corp. will receive as remuneration a portion of the underwriting discount set forth on the cover of this offering document equal to
$          per Certificate for the Certificates they sell. If all of the
Certificates are not sold at the initial offering price, Citigroup Global Markets may change the public offering price and the other selling terms.

     The underwriting agreement provides that Trust 2006-1, Citigroup Funding and Citigroup will indemnify Citigroup Global Markets against certain liabilities, including liabilities under the Securities Act of 1933, and will make certain contributions in respect thereof, or will contribute to payments that Citigroup Global Markets may be required to make in respect of any of those liabilities and will reimburse Citigroup Global Markets for certain legal and other expenses.

     Prior to this offering, there has been no public market for the Certificates. Consequently, the initial public offering price for the Certificates was determined by negotiations among Trust 2006-1 and Citigroup Global Markets. There can be no assurance, however, that the prices at which the Certificates will sell in the public market after this offering will not be lower than the price at which they are sold by Citigroup Global Markets or that an active trading market in the Certificates will develop and continue after this offering.

     Citigroup Funding and Trust 2006-1 will apply to list the Certificates on the American Stock Exchange under the symbol "AGB."

     In view of the fact that the proceeds of the sale of the Certificates ultimately will be used by Trust 2006-1 to purchase the Securities and the Warrants, the underwriting agreement provides that Citigroup Funding will pay to
Citigroup Global Markets an underwriting discount of $       per Certificate for
the account of Citigroup Global Markets.

     In connection with the offering, Citigroup Global Markets, as the underwriter, may purchase and sell the Certificates, the Securities, the Warrants and the stocks included in the indices comprising the Underlying Basket in the open market. These transactions may include covering transactions. Covering transactions involve purchases of the Certificates, the Securities or the Warrants in the open market after the distribution has been completed to cover short positions.

     These activities may have the effect of preventing or retarding a decline in the market price of the Certificates, the Securities or the Warrants. They may also cause the price of the Certificates, the Securities or the Warrants to be higher than the price that otherwise would exist in the open market in the absence of these transactions. Citigroup Global Markets may conduct these transactions in the over-the-counter market or otherwise. If Citigroup Global Markets commences any of these transactions, it may discontinue them at any time.

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

     In order to hedge its obligations under the Securities and the Warrants, Citigroup Funding expects to enter into one or more swaps or other derivatives transactions with one or more of its affiliates. See "Use of Proceeds and Hedging Activities," "Risk Factors -- Risks Generally Relating to the Certificates, Securities and Warrants -- The Market Value of the Certificates, Securities and Warrants May Be Affected by Purchases and Sales of the Stocks Included in the Indices Comprising the Underlying Basket or Related Derivative Instruments by Affiliates of Citigroup Funding" and "-- Citigroup Funding's Hedging Activity Could Result in a Conflict of Interest" in this offering document.

     We estimate that our total expenses for this offering will be $          .

     Citigroup Global Markets is an affiliate of Citigroup Funding. Accordingly, the offering will conform with the requirements set forth in Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding direct participation programs. Citigroup Global Markets may not confirm sales to any discretionary account without the prior specific written approval of a customer.

     This offering document may also be used by Citigroup Funding's broker-dealer affiliates in connection with offers and sales of the Certificates (subject to obtaining any necessary approval of the American Stock Exchange for any of these offers and sales), the Securities and the Warrants in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these affiliates may act as principal or agent in these transactions. None of these affiliates is obligated to make a market in the Certificates, the Securities and the Warrants and any may discontinue any market-making at any time without notice, at its sole discretion.

                                 ERISA MATTERS

     Each purchaser of the Certificates, the Securities or the Warrants or any interest therein will be deemed to have represented and warranted on each day from and including the date of its purchase or other acquisition of the Certificates, the Securities or the Warrants through and including the date of disposition of such Certificates, Securities or Warrants that either:

     (a) it is not (i) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA, (ii) an entity with respect to which part or all of its assets constitute assets of any such employee benefit plan by reason of C.F.R. 2510.3-101 or otherwise, (iii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (for example, individual retirement accounts, individual retirement annuities or Keogh plans), or (iv) a government or other plan subject to federal, state or local law substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (such law, provisions and Section, collectively, a "Prohibited Transaction Provision" and (i), (ii), (iii) and (iv), collectively, "Plans"); or

     (b) if it is a Plan, either (A)(i) none of Citigroup Global Markets, its affiliates or any employee thereof is a Plan fiduciary that has or exercises any discretionary authority or control with respect to the Plan's assets used to purchase the Certificates, the Securities or the Warrants or renders investment advice with respect to those assets, and
         (ii) the Plan is paying no more than adequate consideration for the Certificates, the Securities or the Warrants or (B) its acquisition and holding of the Certificates, Securities or the Warrants is not prohibited by a Prohibited Transaction Provision or is exempt therefrom.

     The above representations and warranties are in lieu of the representations and warranties described in the section "ERISA Matters" in the accompanying prospectus supplement relating to the Securities and the Warrants. Please also refer to the section "ERISA Matters" in the accompanying prospectus relating to the Securities and the Warrants.

                                 LEGAL MATTERS

     The validity of the Certificates and certain matters relating thereto will be passed upon for Trust 2006-1 by Dorsey & Whitney LLP, as special Delaware counsel. Certain legal matters will be passed upon for the underwriter by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Cleary Gottlieb Steen & Hamilton LLP has also acted as special tax counsel to Citigroup Funding and Citigroup in connection with the Certificates and Citigroup's guarantee. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries, including Citigroup Funding, and may do so in the future.

                                    EXPERTS

     The consolidated financial statements of Citigroup as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2005, in Citigroup's method of accounting for conditional asset retirement obligations associated with operating leases, and in 2003, in Citigroup's methods of accounting for variable interest entities and stock-based compensation.

                                   EXHIBIT A

                          OFFICIAL NOTICE OF EXCHANGE

                                                             DATED:

U.S. Bank National Association, as
       Institutional Trustee
100 Wall Street, 16th Floor
New York, NY 10005
Attention: Rachel Muehlbauer, Specialized Finance
Phone: (651) 495-3511
Fax: (651) 495-8158

Ladies and Gentlemen:

     The undersigned holder of the Principal-Protected Trust Certificates Linked to the Dow Jones Industrial Average and the Nikkei 225 Stock Average Due 2010 (the "Certificates") hereby irrevocably elects to exercise with respect to the principal amount of the Certificates indicated below, as of the date hereof (or, if this notice is received after 11:00 a.m. on any Business Day by the Institutional Trustee, as of the next Business Day), provided that such day is
prior to the earlier of (i)           , 2010 and (ii) in the event of
acceleration of the maturity date, the Accelerated Maturity Date, the holder's
exchange right as described in the Prospectus dated           , 2006 relating to
the Certificates (the "Prospectus"). Capitalized terms not defined herein have the meanings given to such terms in the Prospectus.

     Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon Safety First Trust Series 2006-1 (the "Trust") shall cause the Institutional Trustee, U.S. Bank National Association, to deliver the required amount of the Securities and the Warrants within three Business Days after the Actual Exchange Date in accordance with the delivery instructions set forth below, as long as the Institutional Trustee has received delivery by 11:00 a.m. on the Actual Exchange Date of the Certificates being exchanged.

                                          Very truly yours,

                                          [Name of Holder]

                                          By:
                                            ------------------------------------
                                          [Title]

                                          [Fax No.]

                                          $
                                          --------------------------------------
                                          Principal Amount of Certificates being
                                          Exchanged [must be $10 or integral
                                          multiple thereof]

                                       Ex.A

Delivery Instructions
for the Securities and the Warrants:

--------------------------------------

--------------------------------------

--------------------------------------

Receipt of the above Official Notice
of Exchange is hereby acknowledged:

U.S. Bank National Association, as
Institutional Trustee

By: U.S. Bank National Association, as
Institutional Trustee.

By:
    ----------------------------------
Name:
Title:

Date and Time of Acknowledgement:
                               -------

                                      Ex.A-2

                                   EXHIBIT B

                                       Ex.B

Form 6781                            GAINS AND LOSSES FROM SECTION 1256                 OMB No. 1545-0644
                                          CONTRACTS AND STRADDLES                     ---------------------
Department of the                       - ATTACH TO YOUR TAX RETURN.                           2005
Treasury                                                                                    Attachment
Internal Revenue                                                                         Sequence No. 82
Service
------------------------------------------------------------------------------------------------------------

Name(s) shown on tax return                                   IDENTIFYING NUMBER


--------------------------------------------------------------------------------------

Check all applicable boxes (see instructions).      A [ ] Mixed straddle election
                                                    B [ ] Straddle-by-straddle identification election

Check all applicable boxes (see instructions).      C [ ] Mixed straddle account election
                                                    D [ ] Net section 1256 contracts loss election

--------------------------------------------------------------------------------
 PART I    SECTION 1256 CONTRACTS MARKED TO MARKET
--------------------------------------------------------------------------------

      (A) Identification of account                                         (B) (LOSS)               (C) GAIN
-------------------------------------------------------------------------------------------------------------------
 1
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
 2    Add the amounts on line 1 in columns(b) and(c)..............    2     (              )
                                                                           ---------------------------------
 3    Net gain or (loss). Combine line 2, columns(b) and(c).............................   3
                                                                                             ------------------
 4    Form 1099-B adjustments. See instructions and attach schedule.....................   4
                                                                                             ------------------
 5    Combine lines 3 and 4.............................................................   5
                                                                                             ------------------
      NOTE: If line 5 shows a net gain, skip line 6 and enter the gain on line 7.
      Partnerships and S corporations, see instructions.

 6    If you have a net section 1256 contracts loss and checked box D above, enter the
      amount of loss to be carried back. Enter the loss as a positive number............   6
                                                                                             ------------------

 7    Combine lines 5 and 6.............................................................   7
                                                                                             ------------------
 8    SHORT-TERM CAPITAL GAIN OR (LOSS). Multiply line 7 by 40% (.40). Enter here and
      include on the appropriate line of Schedule D (see instructions)..................   8
                                                                                             ------------------
 9    LONG-TERM CAPITAL GAIN OR (LOSS). Multiply line 7 by 60% (.60). Enter here and
      include on the appropriate line of Schedule D (see instructions)..................   9

--------------------------------------------------------------------------------
 PART II GAINS AND LOSSES FROM STRADDLES. Attach a separate schedule listing each straddle and its components.
--------------------------------------------------------------------------------
SECTION A--LOSSES FROM STRADDLES
--------------------------------------------------------------------------------

                                                                                          (F) LOSS.
                                                                                        If column (e)
                                                                           (E) Cost or  is more than         (G)
                                      (B) Date                             other basis   (d), enter     Unrecognized
                                       ENTERED    (C) DATE                    PLUS       DIFFERENCE.       GAIN ON
                                       into or   closed out   (D) Gross    expense of    Otherwise,      offsetting
       (A) Description of property    acquired    or sold    sales price      sale        enter -0-       positions
  ------------------------------------------------------------------------------------------------------------------
 10
  ------------------------------------------------------------------------------------------------------------------

  ------------------------------------------------------------------------------------------------------------------
11A   Enter the short-term portion of losses from line 10, column(h), here and include on the appropriate line of Schedule D (see instructions)..........................................................................  11A
                                                                                                                  ----
  B   Enter the long-term portion of losses from line 10, column(h), here and include on the appropriate line of
      Schedule D (see instructions).............................................................................  11B


       (H) RECOGNIZED LOSS.
      If column (f) is more
         THAN (G), ENTER
           difference.
       Otherwise, enter -0-
  ------------------------------------------------------------------------------------------------------------------   -------------
---------
 10
  ------------------------------------------------------------------------------------------------------------------   -------------
---------
<$in
<$de
  ------------------------------------------------------------------------------------------------------------------   -------------
---------
11A
      (                   )
                                                                                                                  ----  ------------
-------
  B
      (                   )

--------------------------------------------------------------------------------
SECTION B--GAINS FROM STRADDLES
--------------------------------------------------------------------------------

                                      (B) DATE
                                       ENTERED    (C) DATE                                 (E) COST OR OTHER
                                       into or   closed out          (D) Gross                 basis plus
       (A) Description of property    acquired    or sold           sales price             expense of sale
----------------------------------------------------------------------------------------------------------------
 12
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
13A   Enter the short-term portion of gains from line 12, column(f), here and include on the appropriate line of
      Schedule D (see instructions).............................................................................
  B   Enter the long-term portion of gains from line 12, column(f), here and include on the appropriate line of
      Schedule D (see instructions).............................................................................

         (F) GAIN. IF COLUMN
        (D) IS MORE THAN (E),
          enter difference.
         Otherwise, enter -0-
----------------------------------------------------------------------------------------------------------------   -----------------
---------
 12
----------------------------------------------------------------------------------------------------------------   -----------------
---------
<$in
<$de
----------------------------------------------------------------------------------------------------------------   -----------------
---------
13A
      13A
      -------------------
  B
      13B

--------------------------------------------------------------------------------
 PART III UNRECOGNIZED GAINS FROM POSITIONS HELD ON LAST DAY OF TAX YEAR. Memo Entry Only (see instructions)
--------------------------------------------------------------------------------

                                              (B) DATE    (C) FAIR MARKET VALUE ON LAST  (D) COST OR OTHER BASIS
          (A) Description of property         acquired      business day of tax year           as adjusted
-----------------------------------------------------------------------------------------------------------------
 14
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

         (E) UNRECOGNIZED GAIN.
         If column (c) is more
      THAN (D), ENTER DIFFERENCE.
          Otherwise, enter -0-
-----------------------------------------------------------------------------------------------------------------   ----------------
------------
 14
-----------------------------------------------------------------------------------------------------------------   ----------------
------------
<$in
<$de
-----------------------------------------------------------------------------------------------------------------   ----------------
------------
<$in
<$de
-----------------------------------------------------------------------------------------------------------------   ----------------
------------

FOR PAPERWORK REDUCTION ACT NOTICE, SEE PAGE 4.               Cat. No. 13715G          Form 6781 (2005)

                                      Ex.B-2

Form 6781 (2005)                                                         Page  2

--------------------------------------------------------------------------------

GENERAL INSTRUCTIONS

Section references are to the Internal Revenue Code unless otherwise noted.

PURPOSE OF FORM

Use Form 6781 to report:

- Any gain or loss on section 1256 contracts under the mark-to-market rules, and

- Gains and losses under section 1092 from straddle positions.

  For details on section 1256 contracts and straddles, see Pub. 550, Investment Income and Expenses.

SECTION 1256 CONTRACT

A section 1256 contract is any:

- Regulated futures contract,

- Foreign currency contract,

- Nonequity option,

- Dealer equity option, or

- Dealer securities futures contract.

  For definitions of these terms and more details, see section 1256(g) and Pub. 550.

  Special rules apply to certain foreign currency contracts. See section 988 and Regulations sections 1.988-1(a)(7) and 1.988-3. If an election is made under section 988(a)(1)(B) or 988(c)(1)(D), attach to your return a list of the contracts covered by the election(s). On the attachment, show the net gain or loss reported from those contracts and identify where the gain or loss is reported on the return. If an election is made under section 988(a)(1)(B), report on Form 6781 the gains and losses from section 1256 contracts that are also section 988 transactions.

  Options and commodities dealers must take any gain or loss from the trading of section 1256 contracts into account in figuring net earnings subject to self-employment tax. See section 1402(i).

MARK-TO-MARKET RULES

Under these rules, each section 1256 contract held at year end is treated as if it were sold at fair market value (FMV) on the last business day of the tax year. The wash-sale rules do not apply.

  Gains or losses on section 1256 contracts open at the end of the year, or terminated during the year, are treated as 60% long term and 40% short term, regardless of how long the contracts were held.

STRADDLE

A straddle means offsetting positions with respect to personal property of a type that is actively traded.

OFFSETTING POSITIONS

If there is a substantial decrease in risk of loss to a taxpayer holding a position because that taxpayer or a related party also holds one or more other positions, then those positions are offsetting and may be part of a straddle. However, if an identified straddle is properly established, other positions held by the taxpayer will not be treated as offsetting with respect to any position which is part of the identified straddle.

BOX A. MIXED STRADDLE ELECTION

Under section 1256(d), you can elect to have the mark-to-market rules not apply to section 1256 contracts that are part of a mixed straddle. A mixed straddle is any straddle in which at least one but not all of the positions is a section 1256 contract. On the day the first section 1256 contract forming part of the straddle is acquired, each position forming part of the straddle must be clearly identified as being part of such straddle. If you make this election, it will apply for all later years and cannot be revoked without IRS consent. If you are making or have previously made this election, check box A and report the section 1256 component in Part II instead of Part I.

BOX B. STRADDLE-BY-STRADDLE IDENTIFICATION ELECTION

Make this election for mixed straddles according to Temporary Regulations section 1.1092(b)-3T(d) by clearly identifying each position by the earlier of
(a) the close of the day the identified mixed straddle is established or (b) the time the position is disposed of. No straddle-by-straddle identification election may be made for any straddle for which a mixed straddle election was made or if one or more positions are includible in a mixed straddle account. If you are making or have previously made this election, check box B.

  If the net gain or loss is attributable to a net non-section 1256 position, then the net gain or loss is treated as a short-term capital gain or loss. Enter it directly on Schedule D and identify the election. If the net gain or loss is attributable to a section 1256 position, enter the gain or loss in Part I of Form 6781 and identify the election.

BOX C. MIXED STRADDLE ACCOUNT ELECTION

Make this election according to Temporary Regulations section 1.1092(b)-4T(f) to establish one or more mixed straddle accounts for 2006, by the due date (without extensions) of your 2005 tax return. To make this election, check box C and attach to your return (or your request for an extension of time to file) the statement required by the regulations. Report the annual account net gain or loss from a mixed straddle account in Part II and identify the election. See Temporary Regulations section 1.1092(b)-4T(c)(4) for limits on the total annual account net gain or loss.

NOTE. If you did not make any of the above elections and you have a loss on the section 1256 component, use Part II to reduce the loss by any unrecognized gain on the non-section 1256 component before making an entry in Part I. You also must reduce the loss from any section 1256 component of a straddle that would be a mixed straddle if the positions had been properly identified as such.

BOX D. NET SECTION 1256 CONTRACTS LOSS ELECTION

If you have a net section 1256 contracts loss for 2005, you can elect to carry it back 3 years. Corporations, partnerships, estates, and trusts are not eligible to make this election. Your net section 1256 contracts loss is the smaller of:

- The EXCESS of your losses from section 1256 contracts over the total of (a) your gains from section 1256 contracts plus (b) $3,000 ($1,500 if married filing separately), or

- The total you would figure as your short-term and long-term capital loss carryovers to 2006 if line 6 of Form 6781 were zero. Use a separate Schedule D (Form 1040) and Capital Loss Carryover Worksheet (in Pub. 550) to figure this amount.

  The amount you can carry back to any prior year is limited to the smaller of:

- The gain, if any, that you would report on line 17 of Schedule D for that carryback year (line 17a if the carryback year is 2003, or line 16 if the carryback year is 2004) if only gains and losses from section 1256

                                      Ex.B-3

Form 6781 (2005)                                                         Page  3

--------------------------------------------------------------------------------

  contracts were taken into account, or

- The gain, if any, reported on line 17 of Schedule D for that carryback year (line 17a if the carryback year is 2003, or line 16 if the carryback year is 2004).

  The amounts just described are figured prior to any carryback from the loss year. Also, the carryback is allowed only to the extent it does not increase or produce a net operating loss for the carryback year. The loss is carried to the earliest year first.

  Make the election by checking box D and entering the amount to be carried back on line 6. To carry your loss back, file Form 1045, Application for Tentative Refund, or an amended return. Attach an amended Form 6781 and an amended Schedule D for the applicable years.

  On the amended Forms 6781 for the years to which the loss is carried back, report the carryback on line 1 of that year's amended Form 6781. Enter "Net section 1256 contracts loss carried back from" and the tax year in column (a), and enter the amount of the loss carried back in column (b).

SPECIFIC INSTRUCTIONS

PART I

LINE 1

Include on line 1 all gains and losses from section 1256 contracts open at the end of your tax year or closed out during the year. If you received a Form 1099-B, Proceeds From Broker and Barter Exchange Transactions, or equivalent statement, include on line 1 the amount from box 11 of each form. In column (a), write "Form 1099-B" and the broker's name. List separately each transaction for which you did not receive a Form 1099-B or equivalent statement, or received a Form 1099-B that is not for your tax year.

  If you are completing an amended 2005 Form 6781 to carry back a net section 1256 contracts loss from 2006 or a later year, report the carryback on line 1. Enter "Net section 1256 contracts loss carried back from" and the tax year in column (a), and enter the amount of the loss carried back to 2005 in column (b). See the instructions for Box D for details.

LINE 4

If the Form 1099-B you received includes a straddle or hedging transaction (as defined in section 1256(e)(2)), you may need to make certain adjustments listed below. Attach a schedule listing each of these adjustments and enter the total(s) on line 4.

- The regulated futures part of a mixed straddle, if you made any of the mixed straddle elections.

- The amount of the loss, if you did not make any of the mixed straddle elections or the straddle was not identified as a mixed straddle and you had a loss on the regulated futures part that was less than the unrecognized gain on the nonregulated futures part. If the unrecognized gain is less than the loss, enter the unrecognized gain. Use Part I for a loss on the disposition of one or more positions that are part of a mixed straddle and that are non-section 1256 positions if no disposition of a non-section 1256 position in the straddle would be a long-term capital gain or loss, and the disposition of one or more section 1256 positions in the straddle would be a capital gain or loss.

- The regulated futures part of a hedging transaction. The gain or loss on a hedging transaction is treated as ordinary income or loss. See Pub. 550 for details.

LINE 5

Partnerships enter the amount from line 5 on Form 1065, Schedule K, line 11. Electing large partnerships enter the amount from line 5 on Form 1065-B, Part II, line 5. S corporations enter the amount from line 5 on Form 1120S, Schedule K, line 10. Lines 6 through 9 in Part I do not apply to partnerships or S corporations and are left blank.

LINE 6

See the instructions for Box D.

LINE 8

Include this amount on Schedule D (Form 1040), line 4; or on Schedule D (Form
1041), line 2; or enter it as a short-term capital gain or (loss) on the Schedule D for your return, and enter "Form 6781, Part I" in column (a) of that Schedule D.

LINE 9

Include this amount on Schedule D (Form 1040), line 11; or on Schedule D (Form
1041), line 7; or enter it as a long-term capital gain or (loss) on the Schedule D for your return, and enter "Form 6781, Part I" in column (a) of that Schedule D.

PART II

Use Section A for losses from positions that are part of a straddle. Generally, a loss is allowed to the extent it exceeds the unrecognized gain on offsetting positions. The part of the loss not allowed is treated as if incurred in the following year and is allowed to the same extent. However, a loss from an identified position established in an identified straddle after October 21, 2004, is not allowed. Instead, the basis of any offsetting position(s) in the identified straddle that has unrecognized gain is increased by the amount of the unallowed loss.

  Use Section B for gains from positions that are part of a straddle.

  Do not include in Part II a disposition of any of the following.

- A position that is part of a hedging transaction.

- A loss position included in an identified straddle established before October 22, 2004, unless you disposed of all of the positions making up the straddle.

- A loss position included in an identified straddle established after October 21, 2004.

- A position that is part of a straddle if all of the positions of the straddle are section 1256 contracts.

COLUMN (A)

Enter the property and delivery date, and indicate whether the property is a long or short position.

COLUMN (D)

For positions closed out or sold, enter the closing price or sales price.

COLUMN (E)

For positions closed out or sold, enter the cost or other basis plus commissions paid. Include nondeductible interest and carrying charges allocable to personal property that is part of a straddle. If any part of an unallowed loss from an offsetting position established in an identified straddle after October 21, 2004, increased your basis in the position, also include that amount. See Pub. 550 for details.

LINE 10, COLUMN (F)

Include in this column any loss not allowed in the prior year to the extent of the unrecognized gain.

                                      Ex.B-4

Form 6781 (2005)                                                         Page  4

--------------------------------------------------------------------------------

LINE 10, COLUMN (G)

Enter the unrecognized gain on positions offsetting those in columns (a) through
(f). Figure the amount to enter in this column by subtracting the cost or other basis of the offsetting position from the settlement price of that position as of the close of the last business day of your 2005 tax year.

LINES 11 AND 13

Separate recognized gains and losses into short-term and long-term. Attach a separate schedule. For information about holding periods for straddle positions, see Pub. 550 and Temporary Regulations section 1.1092(b)-2T. Attach separate schedules for (a) section 988 contracts that are part of a mixed straddle and
(b) any gain on the disposition or other termination of any position held as part of a conversion transaction (as defined in section 1258(c)). Identify the net gain or loss and report it on Form 4797, line 10.

LINE 11A

Include this amount on Schedule D (Form 1040), line 4; or on Schedule D (Form
1041), line 2; or enter it as a short-term capital loss on the Schedule D for your return, and enter "Form 6781, Part II" in column (a) of that Schedule D.

LINE 11B

Include this amount on Schedule D (Form 1040), line 11; or on Schedule D (Form
1041), line 7; or enter it as a long-term capital loss on the Schedule D for your return, and enter "Form 6781, Part II" in column (a) of that Schedule D.

LINE 13A

Include this amount on Schedule D (Form 1040), line 4; or on Schedule D (Form
1041), line 2; or enter it as a short-term capital gain on the Schedule D for your return, and enter "Form 6781, Part II" in column (a) of that Schedule D.

LINE 13B

Include this amount on Schedule D (Form 1040), line 11; or on Schedule D (Form
1041), line 7; or enter it as a long-term capital gain on the Schedule D for your return and enter "Form 6781, Part II" in column (a) of that Schedule D.

COLLECTIBLES GAIN OR (LOSS). A collectibles gain or (loss) is any long-term gain or deductible long-term loss from the sale or exchange of a collectible that is a capital asset. Collectibles include works of art, rugs, antiques, metals (such as gold, silver, and platinum bullion), gems, stamps, coins, alcoholic beverages, and certain other tangible property.

  If any of the gain or loss you reported in Part II is a collectibles gain or
(loss) and you are filing Form 1040 or Form 1041, follow the instructions below for the form you file.

  FORM 1040. If you checked "Yes" on line 17 of Schedule D (Form 1040), include the collectibles gain or (loss) from Part II on line 3 of the 28% Rate Gain Worksheet in the Instructions for Schedule D (Form 1040).

  FORM 1041. If you must complete the 28% Rate Gain Worksheet in the Instructions for Form 1041 and Schedules A, B, D, G, I, J, and K-1, include the collectibles gain or (loss) from Part II on line 3 of that worksheet.

PART III

Complete Part III by listing each position (whether or not part of a straddle) that you held at the end of the tax year (including any position you are treated as holding because it is held by a related party) if the FMV of the position at such time exceeds your cost or other basis as adjusted.

  Do not include positions that are part of an identified straddle or hedging transaction, property that is stock in trade or inventory, or property subject to depreciation used in a trade or business.

  Do not complete Part III if you do not have a recognized loss on any position (including regulated futures contracts).
------------------------------------

PAPERWORK REDUCTION ACT NOTICE. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to give us the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

  You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

  The time needed to complete and file this form will vary depending on individual circumstances. The estimated burden for individual taxpayers filing this form is approved under OMB control number 1545-0074 and is included in the estimates shown in the instructions for their individual income tax return. The estimated burden for all other taxpayers who file this form is shown below.

RECORDKEEPING..........10 hr., 31 min.
LEARNING ABOUT THE
LAW OR THE FORM.........1 hr., 57 min.
PREPARING THE FORM.......3 hr., 9 min.
COPYING, ASSEMBLING,
AND SENDING THE FORM
TO THE IRS.....................16 min.

  If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. See the instructions for the tax return with which this form is filed.

                                      Ex.B-5

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    You should rely only on the information contained or incorporated by reference in this prospectus and pricing supplement and accompanying prospectus supplements and base prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus and pricing supplement is accurate as of any date other than the date on the cover of this prospectus and pricing supplement.

                         ------------------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                       -----
             PROSPECTUS AND PRICING SUPPLEMENT
Summary Information -- Q&A...........................      2
Risk Factors.........................................     11
Available Information................................     19
Forward-Looking Statements...........................     20
Citigroup Inc. ......................................     21
Citigroup Funding Inc. ..............................     21
Use of Proceeds and Hedging Activities...............     22
Safety First Trust Series 2006-1.....................     23
Description of the Certificates......................     25
Description of the Equity Index Participation
 Securities..........................................     40
Description of the Equity Index Warrants.............     43
Description of the Certificate Guarantee.............     47
Description of the Underlying Basket.................     49
Description of the Dow Jones Industrial Average......     51
Description of the Nikkei 255 Stock Average..........     54
Certain United States Federal Income Tax
 Considerations......................................     58
Underwriting.........................................     68
ERISA Matters........................................     70
Legal Matters........................................     70
Experts..............................................     70
Official Notice of Exchange..........................  Ex. A
Form 6781............................................  Ex. B
          MEDIUM-TERM NOTES PROSPECTUS SUPPLEMENT
Risk Factors.........................................    S-3
Important Currency Information.......................    S-6
Description of the Notes.............................    S-7
Certain United States Federal Income Tax
 Considerations......................................   S-33
Plan of Distribution.................................   S-40
ERISA Matters........................................   S-41
            INDEX WARRANT PROSPECTUS SUPPLEMENT
Risk Factors.........................................    S-3
Important Currency Information.......................    S-6
Description of the Index Warrants....................    S-7
Certain United States Federal Income Tax
 Considerations......................................   S-15
Plan of Distribution.................................   S-17
ERISA Matters........................................   S-18
                         PROSPECTUS
Prospectus Summary...................................      1
Forward-Looking Statements...........................      6
Citigroup Inc. ......................................      6
Citigroup Funding Inc. ..............................      6
Use of Proceeds and Hedging..........................      7
European Monetary Union..............................      8
Description of Debt Securities.......................      8
Description of Index Warrants........................     21
Description of Debt Security and Index Warrant
 Units...............................................     24
Limitations on Issuances in Bearer Form..............     25
Plan of Distribution.................................     26
ERISA Matters........................................     29
Legal Matters........................................     29
Experts..............................................     29

                               SAFETY FIRST TRUST
                                 SERIES 2006-1
                     PRINCIPAL-PROTECTED TRUST CERTIFICATES

                                   LINKED TO
                            THE DOW JONES INDUSTRIAL
                           AVERAGE(SM) AND THE NIKKEI
                             225 STOCK AVERAGE(SM)
                              DUE ON

                             $10.00 PER CERTIFICATE
                             ANY PAYMENTS DUE FROM
                        SAFETY FIRST TRUST SERIES 2006-1
                      GUARANTEED BY CITIGROUP FUNDING INC.
                             ANY PAYMENTS DUE FROM
                             CITIGROUP FUNDING INC.
                          GUARANTEED BY CITIGROUP INC.

                         ------------------------------
                                   PROSPECTUS
                                           , 2006
                         ------------------------------

                               PRICING SUPPLEMENT
                                            , 2006
                         (INCLUDING MEDIUM-TERM NOTES,
                        SERIES D, PROSPECTUS SUPPLEMENT
                             DATED APRIL 13, 2006,
                                INDEX WARRANTS,
                       SERIES W-A, PROSPECTUS SUPPLEMENT
                            DATED             , 2006
                                 AND PROSPECTUS
                             DATED MARCH 10, 2006)

                                (CITIGROUP LOGO)

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